                                                                    Exhibit 4.10

                                                                  EXECUTION COPY

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                             INTERCREDITOR AGREEMENT

                                   Dated as of
                                November 14, 2006

                                      AMONG

                            WILMINGTON TRUST COMPANY,
                         not in its individual capacity
                         but solely as Trustee under the
              JetBlue Airways (Spare Parts) G-1 Pass Through Trust
                                       and
              JetBlue Airways (Spare Parts) B-1 Pass Through Trust
                                    And under
         Various other JetBlue Airways (Spare Parts) Pass Through Trusts
               Which may be created from time to time hereafter,

  The Initial Primary Liquidity Provider, Initial Above-Cap Liquidity Provider
          and Initial Policy Provider executing this Agreement as such

  The Additional Primary Liquidity Provider(s), Additional Above-Cap Liquidity
 Provider(s) and Additional Policy Provider(s), if any, which may from time to time hereafter Become parties hereto as herein provided

                                       AND

                            WILMINGTON TRUST COMPANY,
                      not in its individual capacity except
                        as expressly set forth herein but
                    solely as Subordination Agent and Trustee

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                                TABLE OF CONTENTS

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         SECTION 4.4.   Right of Certificateholders, Liquidity Provider and the Policy Provider to

                                        i

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         SECTION 11.2.  Intercreditor Agreement for Benefit of Trustees, Liquidity Providers, the Policy

                                       ii

                             INTERCREDITOR AGREEMENT

            INTERCREDITOR AGREEMENT dated as of November 14, 2006, among
WILMINGTON TRUST COMPANY, a Delaware banking corporation ("WTC"), not in its individual capacity but solely as Trustee of each of JetBlue Airways (Spare
Parts) G-1 Pass Through Trust and JetBlue Airways (Spare Parts) B-1 Pass Through
Trust and of various JetBlue Airways (Spare Parts) Pass Through Trusts which may from time to time be created (each of the foregoing being a "Trust" and, collectively, the "Trusts"); the INITIAL PRIMARY LIQUIDITY PROVIDER, INITIAL
ABOVE-CAP LIQUIDITY PROVIDER and INITIAL POLICY PROVIDER executing this
Agreement as such; the ADDITIONAL PRIMARY LIQUIDITY PROVIDER(S), ADDITIONAL
ABOVE-CAP LIQUIDITY PROVIDER(S) and ADDITIONAL POLICY PROVIDER(S), if any, which may from time to time hereafter become parties hereto as herein provided; and
WILMINGTON TRUST COMPANY, not in its individual capacity except as expressly set forth herein, but solely as Subordination Agent and trustee hereunder (in such capacity, together with any successor appointed pursuant to Article VIII hereof, the "Subordination Agent").

            The parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.1. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (1)   the terms used herein that are defined in this Article have the meanings assigned to them in this Article, and words importing the plural include the singular and words importing the singular include the plural;

            (2)   all references in this Agreement to designated "Articles",
      "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement;

            (3)   the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

            (4)   the term "including" means "including without limitation".

            "Above-Cap Account" means, in respect of each Above-Cap Liquidity
Facility, a separate Eligible Deposit Account in the name of the Subordination
Agent maintained at an Eligible Institution, which shall be the Subordination
Agent if it shall so qualify, into which all amounts paid under such Above-Cap
Liquidity Facility pursuant to Section 3.5(a) shall be deposited.

            "Above-Cap Collateral Account" means, in respect of each Above-Cap
Liquidity Facility, a separate Eligible Deposit Account in the name of the
Subordination Agent maintained at an Eligible Institution, which shall be the
Subordination Agent if it shall so qualify, into which all amounts paid under such Above-Cap Liquidity Facility pursuant to Section 3.5(c)(iv) shall be deposited.

            "Above-Cap Liquidity Facility" means, (i) each of the Initial
Above-Cap Liquidity Facility and each Additional Above-Cap Liquidity Facility and (ii) from and after the replacement of any such Above-Cap Liquidity
Facility, the applicable Replacement Above-Cap Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms. "Above-Cap Liquidity Facilities" has a correlative meaning.

            "Above-Cap Liquidity Provider" means, in respect of each Above-Cap
Liquidity Facility", the provider thereof. "Above-Cap Liquidity Providers" has a correlative meaning.

            "Above-Cap Payment" has the meaning specified in Section 3.5(a).

            "Above-Cap Withdrawal" has the meaning specified in Section 3.5(a).

            "Acceleration" means, with respect to the amounts payable in respect of the Equipment Notes, such amounts becoming immediately due and payable by declaration or otherwise in accordance with the terms of the Indenture, without regard to whether the Mortgagee has the right to exercise any remedies against
JetBlue as a result of such Acceleration. "Accelerate", "Accelerated" and
"Accelerating" have meanings correlative to the foregoing.

            "Accrued Class G Interest" has the meaning specified in Section
3.6(a).

            "Additional Above-Cap Liquidity Facility", "Additional
Certificates", "Additional Equipment Notes", "Additional Liquidity Facility",
"Additional Liquidity Facility Provider", "Additional Policy", "Additional
Policy Provider" , "Additional Primary Liquidity Facility", "Junior Additional
Certificates", "Junior Additional Equipment Notes", "Senior Additional
Certificates" and "Senior Additional Equipment Notes" have the meanings specified in Section 10.1.

            "Adjusted Fair Market Value" has the meaning specified in the
Indenture.

            "Advance" means any Advance as defined in a Primary Liquidity
Facility.

            "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                                        2

            "applicable Above-Cap Liquidity Provider", "applicable Class",
"applicable Primary Liquidity Facility", "applicable Primary Liquidity
Provider","applicable Policy" , "applicable Policy Provider" and "applicable
Liquidity Facility" are defined in Section 2.1(c). The term "applicable", when used with respect to a Trust Account, drawing or utilization or with regard to the application of proceeds applicable to, or in respect of, any Policy or
Liquidity Facility shall have a correlative meaning. When used with respect to the Senior Trustee or the Junior Trustee, "applicable" means the Trustee in its capacity as Trustee for the applicable Class of Senior Certificates or Junior
Certificates.

            "Applicable Fraction" means, with respect to any Special
Distribution Date, which is not also a Regular Distribution Date and is not a
Special Distribution Date on which an Overdue Scheduled Payment is being distributed, a fraction, the numerator of which shall be the amount of principal of the applicable Equipment Note or Equipment Notes being redeemed, purchased or prepaid on such Special Distribution Date, and the denominator of which shall be the aggregate outstanding principal amount of all Equipment Notes.

            "Appraisal" means a Fair Market Value appraisal (which may be a
"desktop" appraisal) performed by any nationally recognized aircraft or aircraft parts appraiser.

            "Available Amount" means, in respect of any Primary Liquidity
Facility, on any date, the Maximum Available Commitment (as defined in such
Primary Liquidity Facility) on such date.

            "Avoided Payment" with respect to any Policy, has the meaning assigned to such term in such Policy.

            "Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C
Section 101 et seq.

            "Business Day" means any day (i) other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in New York,
New York, or, so long as any Certificate is outstanding, the city and state in which any Trustee, the Subordination Agent or the Mortgagee maintains its
Corporate Trust Office or, solely with respect to draws under any Policy, the city and state in which the office of the applicable Policy Provider at which notices, presentations, transmissions, deliveries and communications are to be made under such Policy is located or the city and state in which the corporate trust office of the applicable Fiscal Agent is located (ii) that is a day for trading by and between banks in the London interbank Eurodollar market and (iii)
that, solely with respect to draws under any Liquidity Facility, also is a
"Business Day" as defined in such Liquidity Facility.

            "Capped Interest Rate" (i) means in respect of the Class G-1
Certificates, Capped LIBOR at such time plus 0.23% per annum, and (ii) in respect of any Class of Additional Certificates has the applicable meaning, if any, specified in the form of Certificate attached as an Exhibit to the applicable Trust Agreement for such Class of Certificates; provided, that, in the case of any Class of Additional Certificates with respect to which the applicable Equipment Note bears interest at a fixed rate of interest, "Capped
Interest Rate" means such fixed rate of interest.

                                        3

            "Capped LIBOR" (i) means in respect of the Class G-1 Certificates,
10.0% per annum, and (ii) in respect of any Class of Additional Certificates has the applicable meaning, if any, specified in the form of Certificate attached as an Exhibit to the applicable Trust Agreement for such Class of Certificates.

            "Cash Collateral Account" means any Primary Cash Collateral Account, or any Above-Cap Collateral Account, as applicable.

            "Certificate" means a Senior Certificate or a Junior Certificate, as applicable.

            "Certificateholder" means any holder of one or more Certificates.

            "Class" means, in respect of any Certificate, a single class of
Certificates issued pursuant to a Trust Agreement.

            "Class B-1 Certificates" means the Junior Certificates issued on the
Closing Date by the Initial Junior Trust.

            "Class B-1 Trustee" means the Junior Trustee in its capacity as trustee of the Initial Junior Trust.

            "Class G-1 Certificates" means the Senior Certificates issued on the
Closing Date by the Initial Senior Trust.

            "Class G-1 Trustee" means the Senior Trustee in its capacity as trustee of the Initial Senior Trust.

            "Closing Date" means November 14, 2006.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the Treasury Regulations promulgated thereunder.

            "Collateral" has the meaning specified in the Indenture.

            "Collateral Maintenance Agreement" has the meaning specified in the
Indenture.

            "Collection Account" means the Eligible Deposit Account established by the Subordination Agent pursuant to Section 2.2(a)(i) which the Subordination
Agent shall make deposits in and withdrawals from in accordance with this
Agreement.

            "Consent Period" has the meaning specified in Section 3.5(d).

            "Controlling Party" means the Person entitled to act as such pursuant to the terms of Section 2.6.

            "Corporate Trust Office" means, with respect to any Trustee, the
Subordination Agent or the Mortgagee, the office of such Person in the city at which, at any particular time, its corporate trust business shall be principally administered.

                                        4

            "Credit Downgrade", in respect of any Above-Cap Liquidity Provider, has the meaning specified in its applicable Above-Cap Liquidity Facility.

            "Credit Support Event", in respect of any Above-Cap Liquidity
Provider, has the meaning specified in its applicable Above-Cap Liquidity
Facility.

            "Current Distribution Date" means a Distribution Date specified as a reference date for calculating the Expected Distributions with respect to the
Certificates of any Trust as of such Distribution Date.

            "Current Fair Market Value", with respect to any Pledged Spare Parts or Pledged Spare Engines, means the Fair Market Value of such Pledged Spare
Parts or the Adjusted Fair Market Value of such Pledged Spare Engines, as applicable, determined on the basis of the most recent Appraisal obtained under
Section 4.1(a)(iii) or (iv).

            "Default Period" has the meaning specified in Section 3.6(c).

            "Deficiency Amount" has the meaning specified in Section 3.5(a).

            "Designated Representatives" means the Subordination Agent
Representatives, the Trustee Representatives and the Provider Representatives
identified under Section 2.5.

            "Distribution Date" means a Regular Distribution Date or a Special
Distribution Date.

            "Dollars" or "$" means United States dollars.

            "Downgrade Drawing" has the meaning specified in Section 3.5(c).

            "Downgrade Event", in respect of any Primary Liquidity Facility, has the meaning assigned to such term in such Primary Liquidity Facility.

            "Downgraded Facility" has the meaning specified in Section 3.5(c).

            "Drawing" means an Interest Drawing, a Final Drawing, a
Non-Extension Drawing or a Downgrade Drawing, as the case may be.

            "DTC" means the Depositary Trust Company.

            "Early Termination Date" , in respect of any Above-Cap Liquidity
Facility, has the meaning assigned to such term in such Above-Cap Liquidity
Facility.

            "Early Termination Fee", in respect of any Policy, has the meaning assigned to such term in the Policy Fee Letter applicable to such Policy.

            "Election Distribution Date" has the meaning specified in Section
3.6(c).

            "Election Interest Payment" has the meaning specified in Section
3.6(c).

                                        5

            "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a long-term unsecured debt rating of at least A3 from Moody's and a long-term unsecured issuer credit rating of at least A- from Standard & Poor's. An Eligible Deposit Account may be maintained with a Primary Liquidity Provider so long as it is an Eligible
Institution; provided that such Primary Liquidity Provider shall have waived all rights of set-off and counterclaim with respect to such account.

            "Eligible Institution" means (a) the corporate trust department of the Subordination Agent or any Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a long-term unsecured debt rating of at least A3 from
Moody's and a long-term unsecured issuer credit rating of at least A- from
Standard & Poor's.

            "Eligible Investments" means (a) investments in obligations of, or guaranteed by, the United States Government having maturities no later than 90 days following the date of such investment, (b) investments in open market commercial paper of any corporation incorporated under the laws of the United
States of America or any state thereof with a short-term unsecured debt rating issued by Moody's of at least P-1 and a short-term issuer credit rating issued by Standard & Poor's of at least A-1 having maturities no later than 90 days following the date of such investment or (c) investments in negotiable certificates of deposit, time deposits, banker's acceptances, commercial paper or other direct obligations of, or obligations guaranteed by, commercial banks organized under the laws of the United States or of any political subdivision thereof (or any U.S. branch of a foreign bank) with a short-term unsecured debt rating by Moody's of at least P-1 and a short-term issuer credit rating by
Standard & Poor's of at least A-1, having maturities no later than 90 days following the date of such investment; provided, however, that (x) all Eligible
Investments that are bank obligations shall be denominated in U.S. dollars; and
(y) the aggregate amount of Eligible Investments at any one time that are bank obligations issued by any one bank shall not be in excess of 5% of such bank's capital surplus; provided further that any investment of the types described in clauses (a), (b) and (c) above may be made through a repurchase agreement in commercially reasonable form with a bank or other financial institution qualifying as an Eligible Institution so long as such investment is held by a third party custodian also qualifying as an Eligible Institution; provided further, however, that in the case of any Eligible Investment issued by a domestic branch of a foreign bank, the income from such investment shall be from sources within the United States for purposes of the Code. Notwithstanding the foregoing, no investment of the types described in clause (b) above which is issued or guaranteed by JetBlue or any of its Affiliates, and no investment in the obligations of any one bank in excess of $10,000,000, shall be an Eligible
Investment unless written approval has been obtained from the Leading Policy
Provider and a Ratings Confirmation shall have been received with respect to the making of such investment.

            "Equipment Note" means, at any time, each Senior Equipment Note and each Junior Equipment Note, and in each case, any Equipment Note issued in exchange therefor or

                                        6

replacement thereof pursuant to the terms of the Indenture. "Equipment Notes"
has a correlative meaning.

            "Excess Reimbursement Obligations" means with respect to a Policy
(a) in the event of any Policy Provider Election in relation to such Policy, the portion of all Policy Provider Obligations owed to the Policy Provider that issued such Policy that represents, when added to that portion of all Liquidity
Obligations owed to the applicable Primary Liquidity Provider that represents, interest on the applicable Senior Equipment Note, in excess of 24 months of interest at the interest rate(s) applicable to such Senior Equipment Note, (b)
any interest on such Liquidity Obligations paid by such Policy Provider to such
Primary Liquidity Provider in respect of the period from and after the end of the 24-month period referred to in Section 3.6(c) hereof and (c) interest on
Policy Drawings under such Policy as set forth in the applicable Policy Provider
Agreement (other than any such interest that constitutes a Policy Provider
Obligation in relation to such Policy).

            "Expected Distributions" means, with respect to the Certificates of any Trust on any Current Distribution Date, the sum of (x) accrued and unpaid interest on the outstanding Pool Balance of such Certificates and (y) the difference between (A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is
the first Distribution Date, the Pool Balance as of the original issuance date of such Certificates ) and (B) the Pool Balance of such Certificates as of the
Current Distribution Date calculated on the basis that (i) the principal of any
Performing Equipment Note held in such Trust has been paid when due (whether at stated maturity, upon redemption, prepayment, purchase, Acceleration or otherwise) and such payments have been distributed to the holders of such
Certificates, (ii) the principal of any Non-Performing Equipment Note held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates and (iii) the principal of any Equipment Note formerly held in such Trust that has been sold pursuant to the terms hereof has been paid in full and such payments have been distributed to the holders of such
Certificates. For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any Premium paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such
Trust (other than such Premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Expected Distributions. For the purposes of the application of any Special Payment in accordance with
Section 3.2 hereof, clause (x) of this definition shall be deemed to read as follows: "(x) accrued, due and unpaid interest on the outstanding Pool Balance of such Certificates together with (without duplication) accrued and unpaid interest on a portion of the outstanding Pool Balance of such Certificates equal to the outstanding principal amount of the Equipment Notes held in such Trust and being redeemed, purchased or prepaid (immediately prior to such redemption, purchase or prepayment)."

            "Expiry Date" in respect of any Primary Liquidity Facility, has the meaning set forth in such Primary Liquidity Facility.

            "Fair Market Value" has the meaning specified in the Indenture.

                                        7

            "Fee Letter" means any fee letter entered into between the
Subordination Agent and a Liquidity Provider. "Fee Letters" has a correlative meaning.

            "Final Disposition" has the meaning specified in Section 3.6(b).

            "Final Distributions" means, with respect to the Certificates of any
Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date. For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any Premium paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such
Premium or a portion thereof applied to the payment of interest on the
Certificates of such Trust or the reduction of the Pool Balance of such Trust)
shall be added to the amount of such Final Distributions.

            "Final Drawing" has the meaning assigned to such term in Section
3.5(i).

            "Final Legal Distribution Date" means, with respect to any Class of
Certificates, the date specified as such in the form of Certificate attached as an Exhibit to the applicable Trust Agreement.

            "Final Order" with respect to any Policy, has the meaning assigned to such term in such Policy.

            "Fiscal Agent" in respect of any Policy, has the meaning assigned to such term in such Policy. "Fiscal Agents" has a correlative meaning.

            "Indenture" means the Trust Indenture and Mortgage, dated as of
November 14, 2006, entered into by the Mortgagee and JetBlue, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "Indenture Default" means an "Event of Default" , as such term is defined in the Indenture.

            "Individual Drawn Percentage" means, as of any date, with respect to an Interest Drawing under a Primary Liquidity Facility or a withdrawal from a
Primary Cash Collateral Account pursuant to Section 3.5(f)(i)(A), (ii)(A) or
(iii)(A), a fraction (x) the numerator of which is the outstanding amount of such Interest Drawing or such withdrawal as of such date and (y) the denominator of which is the applicable Required Amount as of the date of such Interest
Drawing or withdrawal, calculated in accordance with clause (i) of the definition of "Required Amount" as of the date of such Interest Drawing or such withdrawal and on the basis of the lower of the applicable Stated Interest Rate and the applicable Capped Interest Rate as of the date of such Interest Drawing or such withdrawal, as the case may be. Repayments of Interest Drawings or such withdrawals shall be deemed to have been made in the order in which such
Interest Drawings or withdrawals were made.

            "Initial Above-Cap Liquidity Facility" means the irrevocable interest rate cap agreement pursuant to the ISDA Master Agreement, dated as of the date hereof, between the Subordination Agent, as agent and trustee for the
Initial Senior Trust, and the initial Above-Cap

                                        8

Liquidity Provider, together with the Schedule and Confirmation attached thereto, relating to the Class G-1 Certificates, as from time to time amended, supplemented or modified.

            "Initial Certificates" means the Class G-1 Certificates and the
Class B-1 Certificates, being issued on the Closing Date.

            "Initial Note Purchase Agreement" means the Note Purchase Agreement, dated as of November 14, 2006, among JetBlue, each Trustee, the Subordination
Agent and the Mortgagee.

            "Initial Policy" has the meaning specified in the definition of
"Policy".

            "Initial Policy Provider" means MBIA Insurance Corporation.

            "Initial Primary Liquidity Facility" means the Revolving Credit
Agreement, dated as of November 14, 2006, between the Subordination Agent, as agent and trustee for the Initial Senior Trust, and the initial Primary
Liquidity Provider, as from time to time amended, supplemented or modified.

            "Initial Senior Trust" is defined in the definition of "Senior
Trust."

            "Initial Underwriting Agreement" means the Underwriting Agreement, dated as of November 7, 2006, between Morgan Stanley & Co. Incorporated (as representative of the several underwriters) and JetBlue pertaining to the
Initial Certificates.

            "Insured Primary Liquidity Facility" is defined in Section 3.6(d).

            "Insured Primary Liquidity Provider" means the provider of any
Insured Primary Liquidity Facility.

            "Insured Senior Certificates" has the meaning specified in Section
3.6(a) hereof.

            "Interest Drawing" has the meaning specified in Section 3.5(a).

            "Interest Payment Date" means each date on which interest is due and payable under a Primary Liquidity Facility on a Downgrade Drawing, Non-Extension
Drawing or Final Drawing thereunder, other than any such date on which interest is due and payable under such Primary Liquidity Facility only on an Applied
Provider Advance (as such term is defined in such Primary Liquidity Facility).

            "Interest Period" has the meaning specified in the Indenture.

            "Investment Earnings" means investment earnings on funds on deposit in the Trust Accounts net of losses and investment expenses of the Subordination
Agent in making such investments.

            "JetBlue" means JetBlue Airways Corporation, a Delaware corporation, and its successors and assigns.

                                        9

            "JetBlue Bankruptcy Event" means the occurrence and continuation of any of the following:

            (a)   JetBlue shall consent to the appointment of or the taking of possession by a receiver, trustee or liquidator of itself or of a substantial part of its property, or JetBlue shall admit in writing its inability to pay its debts generally as they come due, or does not pay its debts generally as they become due or shall make a general assignment for the benefit of creditors, or JetBlue shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief in a case under any bankruptcy laws or other insolvency laws (as in effect at such time) or an answer admitting the material allegations of a petition filed against JetBlue in any such case, or JetBlue shall seek relief by voluntary petition, answer or consent, under the provisions of any other bankruptcy or other similar law providing for the reorganization or winding-up of corporations (as in effect at such time) or JetBlue shall seek an agreement, composition, extension or adjustment with its creditors under such laws, or JetBlue's board of directors shall adopt a resolution authorizing corporate action in furtherance of any of the foregoing; or

            (b)   an order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of JetBlue, a receiver, trustee or liquidator of JetBlue or of any substantial part of its property, or any substantial part of the property of JetBlue shall be sequestered, or granting any other relief in respect of JetBlue as a debtor under any bankruptcy laws or other insolvency laws (as in effect at such time), and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed and unvacated for a period of 60 days after the date of entry thereof; or

            (c)   a petition against JetBlue in a case under any bankruptcy laws or other insolvency laws (as in effect at such time) is filed and not withdrawn or dismissed within 60 days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to JetBlue, any court of competent jurisdiction assumes jurisdiction, custody or control of JetBlue or of any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed and unterminated for a period of
      60 days.

            "JetBlue Provisions" has the meaning specified in Section 9.1(a).

            "Junior Certificateholder" means, at any time, any holder of one or more Junior Certificates.

            "Junior Certificates" means the certificates issued by a Junior
Trust holding a Junior Equipment Note, substantially in the form of Exhibit A to the applicable Junior Trust Agreement, and authenticated by the Junior Trustee, representing fractional undivided interests in such Junior Trust, and any certificates issued in exchange therefor or replacement thereof pursuant to the terms of the applicable Junior Trust Agreement.

                                       10

            "Junior Equipment Note" means each Series B-1 Equipment Note and each Equipment Note issued after the Closing Date which is designated as a
"Series B" Equipment Note, and any such Equipment Note issued in exchange therefor or replacement thereof pursuant to the terms of the Indenture.

            "Junior Trust" means (i) the JetBlue Airways (Spare Parts) B-1 Pass
Through Trust (the "INITIAL JUNIOR TRUST") and (ii) each subsequent JetBlue
Airways (Spare Parts) Pass Through Trust Class B created and administered pursuant to a Junior Trust Agreement, as contemplated by Article X.

            "Junior Trust Agreement" means (i) the JetBlue Airways (Spare Parts)
B-1 Pass Through Trust Agreement (Spare Parts), dated as of November 14, 2006, pertaining to the Class B-1 Certificates and (ii) each subsequent JetBlue
Airways Pass (Spare Parts) Through Trust Agreement pertaining to subsequent
Class of Junior Certificates, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms. "Junior Trust Agreements" has a correlative meaning.

            "Junior Trustee" means WTC, not in its individual capacity except as expressly set forth in the Junior Trust Agreements, but solely as trustee under each of the Junior Trust Agreements, together with any successor trustee appointed pursuant thereto.

            "Leading Policy Provider" has the meaning specified in Section
2.6(b).

            "Lending Office" in respect of any Primary Liquidity Provider, has the meaning set forth in the applicable Primary Liquidity Facility.

            "LIBOR" in respect of any Class of Certificates, has the meaning specified in the Reference Agency Agreement.

            "Lien" means any mortgage, pledge, lien, charge, claim, disposition of title, encumbrance, lease, sublease, sub-sublease or security interest of any kind, including, without limitation, any thereof arising under any conditional sales or other title retention agreement.

            "Liquidity Event of Default", in respect of any Primary Liquidity
Facility, has the meaning assigned to such term in such Primary Liquidity
Facility.

            "Liquidity Expenses" means, in respect of any Primary Liquidity
Facility, all Liquidity Obligations in respect of such Primary Liquidity
Facility other than (i) the principal amount of any Drawings under such Primary
Liquidity Facility and (ii) any interest accrued on any Liquidity Obligations in respect of such Primary Liquidity Facility.

            "Liquidity Facility" means, at any time, any Primary Liquidity
Facility or Above-Cap Liquidity Facility, as applicable. "Liquidity Facilities"
has a correlative meaning.

            "Liquidity Guarantee" means in respect of any Above-Cap Liquidity
Facility, any guarantee of the applicable Above Cap Liquidity Provider's obligations under such Above-Cap Liquidity Facility.

                                       11

            "Liquidity Guarantor" means the obligor on the applicable Liquidity
Guarantee.

            "Liquidity Obligations" means, in respect of any Primary Liquidity
Facility, all principal, interest, fees and other amounts owing to the applicable Primary Liquidity Provider under such Primary Liquidity Facility,
Section 8.1 of the applicable Note Purchase Agreement or the applicable Fee
Letters.

            "Liquidity Provider" means, at any time, a Primary Liquidity
Provider or Above-Cap Liquidity Provider, as applicable. "Liquidity Providers"
has a correlative meaning.

            "Liquidity Provider Reimbursement Date" means (x) in respect of any
Insured Primary Liquidity Facility: the Business Day which is the earliest to occur of (i) the date on which an Interest Drawing shall have been made under such Insured Primary Liquidity Facility and remains unreimbursed for 24 months,
(ii) the date on which any Downgrade Drawing, Non-Extension Drawing or Final
Drawing under such Insured Primary Liquidity Facility that was deposited into the applicable Primary Cash Collateral Account shall have been applied to pay any scheduled payment of interest on the applicable Class of Senior Certificates and remains unreplenished to such Primary Cash Collateral Account or unreimbursed to the applicable Insured Primary Liquidity Provider, as the case may be, for 24 months and (iii) the date on which all of the Equipment Notes have been Accelerated and continue to be Non-Performing Equipment Notes for 24 months (in each case in clauses (i), (ii) and (iii), disregarding any reimbursements from payments by the Policy Provider(s) and from any Special
Payment constituting proceeds from the sale of Equipment Notes or Collateral during such 24-month period); and (y) with respect to any other Primary
Liquidity Facility, the date, calculated as provided above but with the time periods being 36 months instead of 24 months.

            "Mandatory Termination Event" has the meaning specified in Section
3.5(c)(iv).

            "Minimum Sale Price" means, with respect to (a) any Pledged Spare
Parts or Pledged Spare Engines proposed to be sold, 75% of the aggregate Current
Fair Market Value of such Pledged Spare Parts or the Adjusted Fair Market Value of such Pledged Spare Engines, as applicable and (b) the Equipment Notes, the lesser of (i) 75% of the Current Fair Market Value of all Pledged Spare Parts or
the Adjusted Fair Market Value of all Pledged Spare Engines then subject to the
Lien of the Indenture and (ii) the aggregate outstanding principal amount of the
Equipment Notes, plus accrued and unpaid interest thereon.

            "Moody's" means Moody's Investors Service, Inc.

            "Mortgagee" has the meaning specified in the Indenture.

            "Non-Controlling Party" means, at any time, any Trustee, Liquidity
Provider or Policy Provider which is not the Controlling Party at such time.

            "Non-Extended Facility" has the meaning specified in Section 3.5(d).

            "Non-Extension Drawing" has the meaning specified in Section 3.5(d).

                                       12

            "Non-Performing Equipment Note" means an Equipment Note that is not a Performing Equipment Note.

            "Note Holder" has the meaning specified in the Indenture.

            "Note Purchase Agreement" means (i) the Initial Note Purchase
Agreement; and (ii) each other Note Purchase Agreement among JetBlue, the applicable Trustee(s), the Subordination Agent and the Mortgagee, entered into pursuant to Section 10.2 in connection with the issuance of Additional Equipment
Notes pursuant to Section 11.02 of the Indenture and the corresponding issuance, sale and delivery of one or more Class(es) of Additional Certificates, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "Notice of Avoided Payment" has the meaning assigned to such term in the applicable Policy.

            "Notice for Payment" means a Notice of Nonpayment as such term is defined in the applicable Policy.

            "Officer's Certificate" of any Person means a certification signed by a Responsible Officer of such Person.

            "Operative Agreements" means this Agreement, the Liquidity
Facilities, the Liquidity Guarantees, the Policies, the Policy Provider
Agreements, the Policy Fee Letters, the Indenture, the Collateral Maintenance
Agreement, the Trust Agreements, the Underwriting Agreements, the Fee Letters,
the Reference Agency Agreements, the Note Purchase Agreements, the Equipment
Notes and the Certificates, together with all exhibits and schedules included with any of the foregoing.

            "Outstanding" means, when used with respect to each Class of
Certificates, as of the date of determination, all Certificates of such Class theretofore authenticated and delivered under the related Trust Agreement, except:

            (i)     Certificates of such Class theretofore canceled by the
      Registrar (as defined in such Trust Agreement) or delivered to the Trustee thereunder or such Registrar for cancellation;

            (ii)    Certificates of such Class for which money in the full
      amount required to make the Final Distributions with respect to such
      Certificates pursuant to Section 11.01 of such Trust Agreement has been theretofore deposited with the related Trustee in trust for the holders of such Certificates as provided in Section 4.01 of such Trust Agreement pending distribution of such money to such Certificateholders pursuant to such Final Distributions payment; and

            (iii)   Certificates of such Class in exchange for or in lieu of
      which other Certificates have been authenticated and delivered pursuant to such Trust Agreement;

                                       13

provided, however, that in determining whether the holders of the requisite
Outstanding amount of such Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder, any Certificates owned by JetBlue or any of its Affiliates shall be disregarded and deemed not to be Outstanding, except that, in determining whether such Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that such Trustee knows to be so owned shall be so disregarded. Certificates so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the applicable Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not JetBlue or any of its
Affiliates.

            "Overdue Scheduled Payment" means any Scheduled Payment which is not in fact received by the Subordination Agent within five days after the Scheduled
Payment Date relating thereto.

            "Payee" has the meaning specified in Section 2.4(c).

            "Payment Default" has the meaning specified in the Indenture.

            "Performing Equipment Note" means an Equipment Note with respect to which no Payment Default has occurred and is continuing (without giving effect to any Acceleration); provided that in the event of a bankruptcy proceeding under the Bankruptcy Code in which JetBlue is a debtor any Payment Default existing during the 60-day period under Section 1110(a)(2)(A) of the Bankruptcy
Code (or such longer period as may apply under Section 1110(b) of the Bankruptcy
Code or as may apply for the cure of such Payment Default under Section
1110(a)(2)(B) of the Bankruptcy Code) shall not be taken into consideration until the expiration of the applicable period.

            "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof.

            "Pledged Spare Parts" has the meaning assigned to such term in the
Indenture.

            "Policy" means (i) the Financial Guaranty Insurance Policy, Policy
No. 487110 issued as of the Closing Date with respect to the Class G-1
Certificates (the "Initial Policy"); and (ii) each Additional Policy, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "Policy Account" means, in respect of any Policy, a separate
Eligible Deposit Account established by the Subordination Agent pursuant to
Section 2.2(a)(iv) which the Subordination Agent shall make deposits in and withdrawals from in accordance with this Agreement.

            "Policy Drawing" means, in respect of any Policy, any payment of a claim under such Policy.

            "Policy Expenses" means, in respect of any Policy, all amounts
(including amounts in respect of premiums, fees, expenses or indemnities) due to the applicable Policy

                                       14

Provider under the applicable Policy Provider Agreement or Note Purchase
Agreement other than (i) any amounts due under the applicable Policy Fee Letter,
(ii) the amount of any Excess Reimbursement Obligations in respect of such
Policy, (iii) any Policy Drawing under such Policy, (iv) any interest accrued on any Policy Provider Obligations in respect of such Policy, (v) any amounts that the applicable Policy Provider is entitled to receive by virtue of the subrogation rights of such Policy Provider hereunder and (vi) reimbursement of and interest on the Liquidity Obligations in respect of the applicable Primary
Liquidity Facility paid by such Policy Provider to the applicable Primary
Liquidity Provider; provided that if, at the time of determination, a Policy
Provider Default in respect of such Policy exists, Policy Expenses shall not include any indemnity payments owed to the applicable Policy Provider.

            "Policy Fee Letter" means in respect of any Policy the fee letter, dated the date of delivery of such Policy from the applicable Policy Provider to
JetBlue and acknowledged by the Subordination Agent, setting forth the fees and premiums payable with respect to such Policy.

            "Policy Provider" means, in respect of any Policy, the provider thereof, and its successors and permitted assigns. "Policy Providers" has a correlative meaning.

            "Policy Provider Agreement" means, in respect of any Policy, the agreement between JetBlue and the applicable Policy Provider pursuant to which such Policy was issued, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "Policy Provider Amounts" means, in respect of any Policy, all
Policy Provider Obligations, Policy Expenses, amounts due under the Policy Fee
Letter (excluding any Early Termination Fee and without duplication of any
Policy Provider Obligations or Policy Expenses) and Excess Reimbursement
Obligations, in each case, in respect of such Policy.

            "Policy Provider Default" means, in respect of any Policy Provider and its applicable Policy, the occurrence of any of the following events: (a)
such Policy Provider fails to make a payment required under such Policy in accordance with its terms and such failure remains unremedied for two Business
Days following the delivery of Written Notice of such failure to such Policy
Provider or (b) such Policy Provider (i) files any petition or commences any case or proceeding under any provisions of any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii)
makes a general assignment for the benefit of its creditors or (iii) has an order for relief entered against it under any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization that is final and nonappealable, or (c) a court of competent jurisdiction, the New York
Insurance Department or another competent regulatory authority enters a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for such Policy Provider or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of such Policy Provider (or taking of possession of all or any material portion of such Policy Provider's property).

            "Policy Provider Documents" means, in respect of any Policy, such
Policy, the applicable Policy Provider Agreement, the applicable Indemnification
Agreement and the applicable Policy Fee Letter.

                                       15

            "Policy Provider Election" has the meaning specified in Section
3.6(c).

            "Policy Provider Interest Obligations" means, in respect of any
Policy, any interest on any Policy Drawing under such Policy made to cover any shortfall attributable to any failure of the applicable Primary Liquidity
Provider to honor any Interest Drawing in accordance with the applicable Primary
Liquidity Facility in an amount equal to the amount of interest that would have accrued on such Interest Drawing if such Interest Drawing had been made in accordance with such Primary Liquidity Facility at the interest rate applicable to such Interest Drawing until such Policy Drawing has been repaid in full.

            "Policy Provider Obligations" means, in respect of any Policy, all reimbursement and other amounts, including, without limitation, fees and indemnities (to the extent not included in the applicable Policy Expenses), due to the applicable Policy Provider under the applicable Policy Provider Agreement but shall not include (i) amounts under the applicable Policy Fee Letter and
(ii) any interest on Policy Drawings under such Policy other than the applicable
Policy Provider Interest Obligations.

            "Pool Balance" means, with respect to each Trust or the Certificates issued by any Trust, as of any date, (i) the original aggregate face amount of the Certificates of such Trust less (ii) the aggregate amount of all payments made as of such date in respect of the Certificates of such Trust other than payments made in respect of interest or Premium thereon or reimbursement of any costs and expenses in connection therewith. The Pool Balance for each Trust or for the Certificates issued by any Trust as of any date shall be computed after giving effect to any payment of principal of the Equipment Notes, payments under the applicable Policy, if any, for such Trust (other than in respect of interest on the Certificates) or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date.

            "Premium" means any "Premium" or any "Break Amount", as such terms are defined in the Indenture.

            "Primary Cash Collateral Account" means, in respect of any Primary
Liquidity Facility, a separate Eligible Deposit Account in the name of the
Subordination Agent maintained at an Eligible Institution, which shall be the
Subordination Agent if it shall so qualify, into which all amounts drawn under the Primary Liquidity Facility pursuant to Section 3.5(c), 3.5(d) or 3.5(i)
shall be deposited.

            "Primary Liquidity Facility" means, (i) each of the Initial Primary
Liquidity Facility and each Additional Primary Liquidity Facility and (ii) from and after the replacement of any such Initial Primary Liquidity Facility or
Additional Primary Liquidity Facility, as the case may be, the applicable
Replacement Primary Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms. "Primary Liquidity Facilities" has a correlative meaning.

            "Primary Liquidity Provider" means, in respect of any Primary
Liquidity Facility, the provider thereof.

            "Prior Funds" means, on any Distribution Date, any Drawing paid under the applicable Primary Liquidity Facility in respect of interest due on the applicable Senior

                                       16

Certificates on such Distribution Date and any funds withdrawn from the applicable Primary Cash Collateral Account or from the applicable Above-Cap
Account on such Distribution Date in respect of such interest.

            "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

            "Provider Incumbency Certificate" has the meaning specified in
Section 2.5(c).

            "Provider Representatives" has the meaning specified in Section
2.5(c).

            "PTC Event of Default" means, with respect to each Trust Agreement, the failure to pay within 10 Business Days of the due date thereof: (i) the outstanding Pool Balance of the applicable Class of Certificates on the Final
Legal Distribution Date for such Class (unless, in the case of any Senior Trust
Agreement, the Subordination Agent shall have made a drawing under the applicable Policy, if any, with respect thereto in an amount sufficient to pay such outstanding Pool Balance and shall have distributed such amount to the
Trustee entitled thereto) or (ii) interest due on such Certificates on any
Distribution Date (unless, in the case of the Senior Trust, the Subordination
Agent shall have made an Interest Drawing, a withdrawal from the applicable
Primary Cash Collateral Account, a withdrawal from the applicable Above-Cap
Account or a drawing under the applicable Policy with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the applicable Senior Trustee).

            "Rating Agencies" means, collectively, at any time, and with respect to a Class of Certificates, each nationally recognized rating agency which shall have been requested by JetBlue to rate such Class of Certificates and which shall then be rating such Class of Certificates. The initial Rating Agencies for each Class of Certificates will be Moody's and Standard & Poor's.

            "Ratings Confirmation" means, with respect to any action proposed to be taken, a written confirmation from each of the Rating Agencies with respect to the applicable Class of Certificates that such action would not result in (i)
a reduction of the rating of such Class of Certificates below the then current rating for such Class of Certificates (such rating, in the case of the Insured
Senior Certificates, as determined without regard to the applicable Policy) or
(ii) a withdrawal or suspension of the rating of such Class of Certificates.

            "Redemption Notice" means a notice of redemption issued by JetBlue pursuant to Section 2.12 of the Indenture.

            "Reference Agency Agreement" means the Reference Agency Agreement, dated as of the date hereof, among JetBlue, WTC, as the reference agent thereunder, and the Subordination Agent, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "Regular Distribution Dates" means each April 2, July 2, October 2 and January 2, commencing on January 2, 2007; provided, however, that, if any such day shall not be a

                                       17

Business Day, the related distribution shall be made on the next succeeding
Business Day, with additional interest for such additional period.

            "Replacement Above-Cap Liquidity Facility" means an irrevocable interest rate cap agreement (or agreements) for the same term as the Above-Cap
Liquidity Facility being replaced, in substantially the form of the Above-Cap
Liquidity Facility being replaced or in such other form (which may include a letter of credit) as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the applicable Certificates (before the downgrading of such ratings, if any, as a result of the downgrading of the
Above-Cap Liquidity Provider and without regard to the applicable Policy, if any), and be consented to by the applicable Policy Provider, if any, insuring such Certificates, which consent shall not be unreasonably withheld or delayed, issued by a Person (or Person(s)) having a short-term unsecured debt rating issued by Moody's and a short-term issuer credit rating issued by Standard &
Poor's that are equal to or higher than the applicable Threshold Rating, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "Replacement Above-Cap Liquidity Provider" means a Person (or
Persons) who issues a Replacement Above-Cap Liquidity Facility.

            "Replacement Liquidity Facility" means any of a Replacement
Above-Cap Liquidity Facility or a Replacement Primary Liquidity Facility, in
each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "Replacement Primary Liquidity Facility" means an irrevocable revolving credit agreement (or agreements) in substantially the form of the replaced Primary Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit) as shall permit the
Rating Agencies to confirm in writing their respective ratings then in effect for the applicable Class of Certificates (before downgrading of such ratings, if any, as a result of the downgrading of the Primary Liquidity Provider but without regard to the applicable Policy, if any), and be consented to by the applicable Policy Provider, if any, insuring such Certificates, which consent shall not be unreasonably withheld or delayed, in a face amount (or in an aggregate face amount) equal to the amount of interest payable on the applicable
Class of Certificates (at the applicable Capped Interest Rate, and without regard to expected future principal payments) on the eight Regular Distribution
Dates following the date of replacement of such Primary Liquidity Facility and issued by a Person (or Persons) having unsecured short-term debt rating or issuer credit rating, as the case may be, issued by both Rating Agencies which are equal to or higher than the Threshold Rating. Without limitation of the form that a Replacement Primary Liquidity Facility otherwise may have pursuant to the preceding sentence, a Replacement Primary Liquidity Facility may have a stated
expiration date earlier than 15 days after the Final Legal Distribution Date of the applicable Class of Certificates so long as such Replacement Primary
Liquidity Facility provides for a Non-Extension Drawing as contemplated by
Section 3.5(d) hereof, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "Replacement Primary Liquidity Provider" means a Person (or Persons)
who issues a Replacement Primary Liquidity Facility.

                                       18

            "Required Amount" means with respect to any Primary Liquidity
Facility or its applicable Primary Cash Collateral Account, for any day, (i) so
long as there is no Interest Drawing made thereunder remaining unreimbursed on such day, the sum of the aggregate amount of interest, calculated at the rate per annum equal to the applicable Capped Interest Rate, that would be payable on the applicable Class of Certificates on each of the eight successive Regular
Distribution Dates immediately following such day or, if such day is a Regular
Distribution Date, on such day and the succeeding seven Regular Distribution
Dates, in each case calculated on the basis of the Pool Balance of such Class of
Certificates on such date and without regard to expected future payments of principal on such Class of Certificates or (ii) if one or more Interest Drawings made thereunder remain unreimbursed on such day, the sum of (x) the unreimbursed amount of such Interest Drawing(s) and (y) product of (A) the Undrawn Percentage and (B) the amount determined pursuant to clause (i) as if no Interest Drawings were outstanding and unreimbursed on such date. The "Undrawn Percentage" as of any date is equal to one hundred percent minus the sum of the Individual Drawn
Percentages for the Interest Drawings that are unreimbursed as of such date. The
Pool Balance solely for purposes of the definition of Required Amount with respect to the applicable Primary Liquidity Facility shall, in the event of any
Policy Provider Election, be deemed to be reduced to zero.

            "Responsible Officer" means (i) with respect to the Subordination
Agent and each of the Trustees, any officer in the corporate trust administration department of the Subordination Agent or such Trustee or any other officer customarily performing functions similar to those performed by the
Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject, (ii) with respect to each Liquidity Provider, any authorized officer of such Liquidity Provider, and (iii) with respect to the
Policy Provider, any authorized officer of the Policy Provider.

            "Scheduled Payment" means, with respect to any Equipment Note, (i)
any payment of principal or interest on such Equipment Note (other than an
Overdue Scheduled Payment) due from the obligor thereon, which payment represents the installment of principal scheduled to be paid pursuant to the
Indenture (without giving effect to Acceleration) on such Equipment Note
(including after giving effect to any change in the amount of such installment due to an optional redemption pursuant to the Indenture), the payment of regularly scheduled interest accrued on the unpaid principal amount of such
Equipment Note, or both, (ii) any payment of interest on any Class of
Certificates with funds drawn under the Primary Liquidity Facility (or the
Primary Cash Collateral Account) applicable to such Class or withdrawn from the applicable Above-Cap Account or (iii) any payment of interest on or principal of any Class of Senior Certificates with funds drawn under the Policy applicable to such Class, which payment in any such case represents the installment of principal scheduled to be paid pursuant to the Indenture (without giving effect to Acceleration) on such Equipment Note (including after giving effect to any change in the amount of such installment due to an optional redemption pursuant to the Indenture), the payment of regularly scheduled interest accrued on the unpaid principal amount of such Equipment Note, or both; provided that any payment of principal, Premium, if any, or interest resulting from the redemption or purchase of any Equipment Note shall not constitute a Scheduled Payment.

                                       19

            "Scheduled Payment Date" means, with respect to any Scheduled
Payment, the date on which such Scheduled Payment is scheduled to be made.

            "Senior Certificateholder" means, at any time, any holder of one or more Senior Certificates.

            "Senior Certificates" means the certificates issued by a Senior
Trust holding a Senior Equipment Note, substantially in the form of Exhibit A to the applicable Senior Trust Agreement, and authenticated by the Senior Trustee, representing fractional undivided interests in such Senior Trust, and any certificates issued in exchange therefor or replacement thereof pursuant to the terms of the applicable Senior Trust Agreement.

            "Senior Equipment Note" means each Series G-1 Equipment Note and each Equipment Note issued after the Closing Date which is designated as a
"Series G" or as a "Series A" Equipment Note, and any such Equipment Note issued in exchange therefor or replacement thereof pursuant to the terms of the
Indenture. For the avoidance of doubt, all Senior Equipment Notes rank on a parity with each other; provided, that, a Senior Trust holding a "Series G"
Equipment Note also holds a Policy in respect of the Senior Certificates issued by such Senior Trust, while a Senior Trust holding a "Series A" Equipment Note does not hold any such Policy.

            "Senior Trust" means (i) initially, the JetBlue Airways (Spare
Parts) G-1 Pass Through Trust (the "Initial Senior Trust") and (ii) each subsequent JetBlue Airways (Spare Parts) Pass Through Trust Class G or Class A
created and administered pursuant to a Senior Trust Agreement, as contemplated by Article X.

            "Senior Trust Agreement" means (i) initially, the JetBlue Airways
(Spare Parts (G-1) Pass Through Trust Agreement, dated as of November 14, 2006 pertaining to the Class G-1 Certificates and (ii) each subsequent JetBlue
Airways (Spare Parts) Pass Through Trust Agreement pertaining to any subsequent
Class of Senior Certificates, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms. "Senior Trust Agreements" has a correlative meaning.

            "Senior Trustee" means WTC, not in its individual capacity except as expressly set forth in the Senior Trust Agreements, but solely as trustee under each of the Senior Trust Agreements, together with any successor trustee appointed pursuant thereto.

            "Series" means, in respect of any Equipment Note, a single series of
Equipment Notes issued under the Indenture.

            "Special Distribution Date" means, with respect to any Special
Payment, (i) the date chosen by the Subordination Agent pursuant to Section
2.4(a) for the distribution of such Special Payment in accordance with this
Agreement or (ii) the date chosen by the Subordination Agent pursuant to Section
3.6(b), 3.6(c) or Section 3.6(f), as the case may be, for the distribution of such Special Payment in accordance with the provisions thereof or otherwise designated as a Special Distribution Date.

            "Special Distribution Withdrawal" has the meaning specified in
Section 3.5(f) hereof.

                                       20

            "Special Payment" means any payment (other than a Scheduled Payment)
in respect of, or any proceeds of, any Equipment Note or Collateral.

            "Special Payments Account" means the Eligible Deposit Account created pursuant to Section 2.2(a)(ii) as a sub-account to the Collection
Account.

            "Special Termination" has the meaning specified in Section 3.5(n).

            "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

            "Stated Amount", in respect of any Primary Liquidity Facility, means the Maximum Commitment (as defined in such Primary Liquidity Facility) of such
Primary Liquidity Provider.

            "Stated Expiration Date", in respect of any Primary Liquidity
Facility has the meaning specified in Section 3.5(d).

            "Stated Interest Rate" (i) means in respect of the Class G-1
Certificates, in the case of the first Interest Period, 5.60438% per annum and, in the case of any subsequent Interest Period, means LIBOR for such Interest
Period plus 0.23% per annum; (ii) means in respect of the Class B-1
Certificates, in the case of the first Interest Period, 8.24938% per annum and, in the case of any subsequent Interest Period means, LIBOR for such Interest
Period plus 2.875% per annum; and (iii) means part of any Class of Additional
Certificates, the "Stated Interest Rate" as defined in the form of Certificate for such Class attached as an Exhibit to the applicable Senior Trust Agreement or Junior Trust Agreement; provided that (x) if a Payment Default has occurred and is continuing on any Regular Distribution Date, the Stated Interest Rate for
the Class G-1 Certificates or any Class of Additional Certificates with a floating rate of interest for the Interest Period commencing on such Regular
Distribution Date shall not exceed the applicable Capped Interest Rate, if any, for such Certificates and (y) if all the continuing Payment Defaults are cured during such Interest Period, the Stated Interest Rate for such Certificates shall revert to the Stated Interest Rate for such Interest Period, calculated without giving effect to the applicable Capped Interest Rate for such
Certificates.

            "Subordination Agent" has the meaning assigned to it in the preliminary statements to this Agreement.

            "Subordination Agent Incumbency Certificate" has the meaning specified in Section 2.5(a).

            "Subordination Agent Representatives" has the meaning specified in
Section 2.5(a).

            "Tax" and "Taxes" mean any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, loss, damage, liability, expense, additions to tax and additional amounts or costs incurred or imposed with respect thereto) imposed or otherwise assessed by the United States of America or by any state, local or foreign government (or any subdivision or agency thereof) or other taxing authority,

                                       21

including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth and similar charges; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, taxes on goods and services, gains taxes, license, registration and documentation fees, customs duties, tariffs, and similar charges.

            "Termination Amount" in respect of any Above-Cap Liquidity Facility, has the meaning assigned to such term in such Above-Cap Liquidity Facility.

            "Termination Event" in respect of any Above-Cap Liquidity Facility, has the meaning assigned to such term in such Above-Cap Liquidity Facility.

            "Termination Notice" in respect of any Primary Liquidity Facility, has the meaning assigned to such term in such Primary Liquidity Facility.

            "Threshold Rating" means the short-term unsecured debt rating of P-1 by Moody's and the short-term issuer credit rating of A-1 by Standard & Poor's.

            "Treasury Regulations" means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury
Regulations.

            "Triggering Event" means (x) the occurrence of an Indenture Default resulting in a PTC Event of Default with respect to any Class of Senior
Certificates then Outstanding, (y) the Acceleration of all of the outstanding
Equipment Notes or (z) the occurrence of a JetBlue Bankruptcy Event.

            "Trust" means any of the Senior Trusts or the Junior Trusts.

            "Trust Accounts" has the meaning specified in Section 2.2(a).

            "Trust Agreement" means any of the Senior Trust Agreements or the
Junior Trust Agreements.

            "Trust Property" with respect to any Trust, has the meaning set forth in the Trust Agreement for such Trust.

            "Trustee" means any of the Senior Trustee or the Junior Trustee.

            "Trustee Incumbency Certificate" has the meaning specified in
Section 2.5(b).

            "Trustee Representatives" has the meaning specified in Section
2.5(b).

            "Unapplied Provider Advance" in respect of any Primary Liquidity
Facility, has the meaning specified in such Primary Liquidity Facility.

                                       22

            "Underwriter" means, in respect of any Certificate, means the underwriter referred to in the Underwriting Agreement pertaining to such
Certificate.

            "Underwriting Agreement" means (i) the Initial Underwriting
Agreement and (ii) any underwriting agreement, private placement or analogous agreement pursuant to which the initial offering and sale of the applicable
Certificates is effected, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "Withdrawal Notice" has the meaning specified in Section 3.5(d).

            "Written Notice" means, from the Subordination Agent, any Trustee, any Liquidity Provider or any Policy Provider, a written instrument executed by the Designated Representative of such Person. An invoice delivered by any
Primary Liquidity Provider pursuant to Section 3.1 in accordance with its normal invoicing procedures shall constitute Written Notice under such Section.

            "WTC" has the meaning assigned to such term in the recital of parties to this Agreement.

                                   ARTICLE II

                        TRUST ACCOUNTS; CONTROLLING PARTY

            SECTION 2.1. Agreement to Terms of Subordination; Payments from
Monies Received Only. (a)  Each Trustee hereby acknowledges and agrees to the terms of subordination and distribution set forth in this Agreement in respect of each Class of Certificates and agrees to enforce such provisions and cause all payments in respect of the Equipment Notes, the Liquidity Facilities and the
Policies to be applied in accordance with the terms of this Agreement. In addition, each Trustee hereby agrees to cause the Equipment Notes purchased by the related Trust to be registered in the name of the Subordination Agent or its nominee, as agent and trustee for such Trustee, to be held in trust by the
Subordination Agent solely for the purpose of facilitating the enforcement of the subordination and other provisions of this Agreement.

            (b)   Except as otherwise expressly provided in the next succeeding sentence of this Section 2.1, all payments to be made by the Subordination Agent hereunder shall be made only from amounts received by it that constitute
Scheduled Payments, Special Payments or payments under Section 8.1 of the Note
Purchase Agreements, and only to the extent that the Subordination Agent shall have received sufficient income or proceeds therefrom to enable it to make such payments in accordance with the terms hereof. Each of the Trustees and the
Subordination Agent hereby agrees and, as provided in each Trust Agreement, each
Certificateholder, by its acceptance of a Certificate, each Primary Liquidity
Provider, by entering into its respective Primary Liquidity Facility, and each
Policy Provider, by entering into its respective Policy Provider Agreement, has agreed to look solely to such amounts to the extent available for distribution to it as provided in this Agreement and that none of the Trustees, Mortgagee nor the Subordination Agent is personally liable to any of them for any amounts payable or any liability under this Agreement, any Trust Agreement, any
Liquidity Facility, any Policy Provider Agreement, any Policy or such
Certificate, except (in the case of the

                                       23

Subordination Agent) as expressly provided herein or (in the case of the
Trustees) as expressly provided in each Trust Agreement or (in the case of the
Mortgagee) as expressly provided in any Operative Agreement.

            (c)   Without limiting the generality of the above, amounts realized under any Policy or Liquidity Facility may only be applied to the Class of
Certificate in respect of which such Policy or Liquidity Facility was issued
(such Class being the "applicable Class" in respect of such Policy and/or
Liquidity Facility and such Policy and/or Liquidity Facilities being the
"applicable Policy" and "applicable Liquidity Facilities" (and "applicable
Primary Liquidity Facility " and "applicable Above-Cap Liquidity Facility") and the providers thereof being the "applicable Policy Provider", "applicable
Primary Liquidity Provider" and " applicable Above-Cap Liquidity Provider" in respect of such Class) and to the extent specified to the applicable Policy and applicable Liquidity Facilities in respect of such Class.

            SECTION 2.2. Trust Accounts. (a) Upon the execution of this
Agreement, the Subordination Agent shall establish and maintain in its name (i)
the Collection Account as an Eligible Deposit Account, bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trustees, the Certificateholders, each Primary Liquidity Provider and each Policy Provider, (ii) as a sub-account in the Collection Account, the
Special Payments Account as an Eligible Deposit Account, bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trustees, the Certificateholders, each Primary Liquidity Provider and each Policy Provider, (iii) an Above-Cap Account (in respect of each
Above-Cap Liquidity Facility), as an Eligible Deposit Account, bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Certificateholders of the applicable Class with respect to which such Above-Cap Liquidity Facility is issued) and (iv) a Policy
Account (in respect of each Policy), as an Eligible Deposit Account, bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the applicable Senior Trustee and the Senior
Certificateholders of the applicable Class with respect to which such Policy is issued. The Subordination Agent shall establish and maintain the Cash Collateral
Accounts pursuant to and under the circumstances set forth in Section 3.5(f)
hereof. Each Above-Cap Collateral Account in respect of an Above-Cap Liquidity
Facility shall bear a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the applicable Trustee and
Certificateholders of the applicable Class with respect to which such Above-Cap
Liquidity Facility was issued. Upon such establishment and maintenance under
Section 3.5(f) hereof, the Cash Collateral Accounts shall, together with the
Collection Account, the Above-Cap Accounts and the Policy Accounts, constitute the "Trust Accounts" hereunder. Without limiting the foregoing, all monies credited to the Trust Accounts shall be, and shall remain, the property of the relevant Trusts.

(b)   Funds on deposit in the Trust Accounts shall be invested and reinvested by the Subordination Agent in Eligible Investments selected by the Subordination
Agent if such investments are reasonably available and have maturities no later than the earlier of (i) 90 days following the date of such investment and (ii)
the Business Day immediately preceding the Regular Distribution Date or the date of the related distribution pursuant to Section 2.4 hereof, as the case may be, next following the date of such investment (provided that the Subordination
Agent shall invest and reinvest funds on deposit in the Above-Cap Accounts and
Above-Cap Collateral Accounts in the manner specified in Schedule 2.2(b)
attached hereto); provided,

                                       24

however, that following the making of a Downgrade Drawing or a Non-Extension
Drawing under a Primary Liquidity Facility, the Subordination Agent shall invest and reinvest such amounts in Eligible Investments at the direction of JetBlue
(or, if and to the extent so specified to the Subordination Agent by JetBlue in writing, by the applicable Primary Liquidity Provider); provided further, however, that, notwithstanding the foregoing proviso, following the making of a
Non-Extension Drawing under any Primary Liquidity Facility, the Subordination
Agent shall invest and reinvest the amounts in the applicable Primary Cash
Collateral Account in Eligible Investments pursuant to the written instructions of the Primary Liquidity Provider funding such Drawing; provided further, however, that upon the occurrence and during the continuation of a Triggering
Event, the Subordination Agent shall invest and reinvest such amounts in
Eligible Investments in accordance with the written instructions of the
Controlling Party. Unless otherwise expressly provided in this Agreement
(including, without limitation, with respect to Investment Earnings on amounts on deposit in the Cash Collateral Accounts and in the Above-Cap Accounts, in
each case pursuant to Section 3.5(f) hereof), any Investment Earnings shall be deposited in the Collection Account when received by the Subordination Agent and shall be applied by the Subordination Agent in the same manner as the other amounts on deposit in the Collection Account are to be applied and any losses shall be charged against the principal amount invested, in each case net of the
Subordination Agent's reasonable fees and expenses in making such investments.
The Subordination Agent shall not be liable for any loss resulting from any investment, reinvestment or liquidation required to be made under this Agreement other than by reason of its willful misconduct or gross negligence. Eligible
Investments and any other investment required to be made hereunder shall be held to their maturities except that any such investment may be sold (without regard to its maturity) by the Subordination Agent without instructions whenever such sale is necessary to make a distribution required under this Agreement.
Uninvested funds held hereunder shall not earn or accrue interest.

            (c)   The Subordination Agent shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon, except as otherwise expressly provided in Section 3.3(b) with respect to Investment Earnings). The
Trust Accounts shall be held in trust by the Subordination Agent under the sole dominion and control of the Subordination Agent for the benefit of the applicable Trustees, Certificateholders, Primary Liquidity Providers and Policy
Providers, as the case may be. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Subordination Agent shall within 10
Business Days (or such longer period, not to exceed 30 calendar days, for which a Ratings Confirmation for each Class of Certificates and the consent of the
Policy Provider (which consent shall not be unreasonably withheld or delayed)
shall have been obtained) establish a new applicable Collection Account, Special
Payments Account, Policy Account, Cash Collateral Account or Above-Cap Account,
as the case may be, as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account. So long as WTC is an Eligible
Institution, the Trust Accounts shall be maintained with it as Eligible Deposit
Accounts.

            SECTION 2.3. Deposits to the Collection Account and Special Payments
Account. (a) The Subordination Agent shall, upon receipt thereof, deposit in the
Collection Account all Scheduled Payments received by it (other than any
Scheduled Payment which by the express terms hereof is to be deposited to a
Policy Account or a Cash Collateral Account).

                                       25

            (b)   The Subordination Agent shall, on each date when one or more
Special Payments are made to the Subordination Agent as holder of the Equipment
Notes, deposit in the Special Payments Account the aggregate amount of such
Special Payments.

            SECTION 2.4. Distributions of Special Payments. (a) Notice of
Special Payment. Except as provided in Section 2.4(c) below, upon receipt by the
Subordination Agent, as registered holder of the Equipment Notes, of any notice of a Special Payment (or, in the absence of any such notice, upon receipt by the
Subordination Agent of a Special Payment), the Subordination Agent shall promptly give notice thereof to each Trustee, Primary Liquidity Provider and
Policy Provider. The Subordination Agent shall promptly calculate the amount of the redemption or purchase of all or any portion of any Equipment Note, the amount of any Overdue Scheduled Payment or the proceeds of any portion of any
Equipment Note or the Collateral, as the case may be, comprising such Special
Payment under the Indenture and shall promptly send to each Trustee, Primary
Liquidity Provider and Policy Provider a Written Notice of such amount and the amount thereof allocable to each Trust. Such Written Notice shall also set the distribution date for such Special Payment, which shall be the Business Day which immediately follows the later to occur of (x) the 15th day after the date of such Written Notice or (y) the date the Subordination Agent has received or expects to receive such Special Payment. For purposes of calculating any such distribution, if the Special Payment to be distributed on any Special
Distribution Date which is not also a Regular Distribution Date and is not a
Special Distribution Date on which an Overdue Scheduled Payment is being distributed, results from the redemption, purchase or prepayment of any portion of any Equipment Note prior to the occurrence of a Payment Default under the
Indenture, the amount of accrued and unpaid Liquidity Expenses and Policy
Expenses which are not yet due that are payable pursuant to clause "second" of
Section 3.2 and any unpaid amounts which are not yet due that are payable to the
Policy Providers under the Policy Fee Letters pursuant to clause "ninth" of
Section 3.2 shall be multiplied by the Applicable Fraction. Amounts on deposit in the Special Payments Account shall be distributed in accordance with Section
2.4(b), 2.4(c) and Article III hereof, as applicable.

            (b)   Investment of Amounts in Special Payments Account. Any amounts on deposit in the Special Payments Account prior to the distribution thereof pursuant to Article III hereof shall be invested in accordance with Section
2.2(b). Investment Earnings on such investments shall be distributed in accordance with Article III hereof.

            (c)   Certain Payments. Except for amounts constituting Liquidity
Obligations, Policy Expenses or Policy Provider Obligations (which shall be distributed on a Distribution Date as provided in Section 3.2), the
Subordination Agent will distribute promptly upon receipt thereof (i) any indemnity payment or expense reimbursement received by it from JetBlue in respect of any Trustee, Liquidity Provider or Policy Provider (collectively, the
"Payees") and (ii) any compensation received by it from JetBlue under any
Operative Agreement in respect of any Payee, directly to the Payee entitled thereto.

            SECTION 2.5. Designated Representatives. (a) With the delivery of this Agreement (and with the delivery of any joinder agreement in connection with the issuance of any Additional Certificates pursuant to Article X), the
Subordination Agent shall furnish to each Liquidity Provider, Policy Provider and Trustee, and from time to time thereafter may furnish to each Liquidity
Provider, Policy Provider and Trustee, at the Subordination Agent's discretion,
or

                                       26

upon any Liquidity Provider's, Policy Provider's or Trustee's request (which request shall not be made more than one time in any 12-month period), a certificate (a "Subordination Agent Incumbency Certificate") of a Responsible
Officer of the Subordination Agent certifying as to the incumbency and specimen signatures of the officers of the Subordination Agent and the attorney-in-fact and agents of the Subordination Agent (the "Subordination Agent
Representatives") authorized to give Written Notices on behalf of the
Subordination Agent hereunder. Until each Liquidity Provider, Policy Provider and Trustee receives a subsequent Subordination Agent Incumbency Certificate, it shall be entitled to rely on the last Subordination Agent Incumbency Certificate delivered to it hereunder.

            (b)   With the delivery of this Agreement (and the delivery of any joinder agreement in connection with the issuance of any Additional Certificates pursuant to Article X), each Trustee shall furnish to the Subordination Agent, and from time to time thereafter may furnish to the Subordination Agent, at such
Trustee's discretion, or upon the Subordination Agent's request (which request shall not be made more than one time in any 12-month period), a certificate (a
"Trustee Incumbency Certificate") of a Responsible Officer of such Trustee certifying as to the incumbency and specimen signatures of the officers of such
Trustee and the attorney-in-fact and agents of such Trustee (the "Trustee
Representatives") authorized to give Written Notices on behalf of such Trustee hereunder. Until the Subordination Agent receives a subsequent Trustee
Incumbency Certificate, it shall be entitled to rely on the last Trustee
Incumbency Certificate delivered to it hereunder.

            (c)   With the delivery of this Agreement (and the delivery of any joinder agreement applicable to it in connection with the issuance of any
Additional Certificates pursuant to Article X), each Liquidity Provider and
Policy Provider shall furnish to the Subordination Agent, and from time to time thereafter may furnish to the Subordination Agent, at such Liquidity Provider's or Policy Provider's discretion, or upon the Subordination Agent's request
(which request shall not be made more than one time in any 12-month period), a certificate (each, a "Provider Incumbency Certificate") of any Responsible
Officer of such Liquidity Provider or Policy Provider certifying as to the incumbency and specimen signatures of any officer, attorney-in-fact, agent or other designated representative of such Liquidity Provider or Policy Provider
(in each case, the "Provider Representatives" and, together with the
Subordination Agent Representatives and the Trustee Representatives, the
"Designated Representatives") authorized to give Written Notices on behalf of such Liquidity Provider or Policy Provider hereunder. Until the Subordination
Agent receives a subsequent Provider Incumbency Certificate, it shall be entitled to rely on the last Provider Incumbency Certificate delivered to it hereunder by the relevant Liquidity Provider or the Policy Provider.

            SECTION 2.6. Controlling Party. (a) The Trustees, the Policy
Providers and the Liquidity Providers hereby agree that, at any given time, the
Mortgagee will be directed (i) in taking, or refraining from taking, any action under the Indenture or with respect to the Equipment Notes, so long as no
Indenture Default has occurred and is continuing thereunder, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes
(provided that, for so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent shall act with respect to this clause (i) in accordance with the directions of the Trustees (in the case of each such Trustee, with respect to the Equipment Notes issued under such
Indenture and held as Trust Property of such Trust) constituting, in the

                                       27

aggregate, directions with respect to at least a majority of outstanding principal amount of Equipment Notes except as provided in Section 9.1(b)), and
(ii) after the occurrence and during the continuance of an Indenture Default thereunder, in taking, or refraining from taking, any action under the Indenture or with respect to the Equipment Notes, including exercising remedies thereunder
(including Accelerating the Equipment Notes issued thereunder or foreclosing the
Lien on the Collateral), by the Controlling Party.

            (b)   The Person who shall be the "Controlling Party" with respect to the Indenture shall be, except as provided below, the Policy Provider (the
"Leading Policy Provider") for any class of Senior Certificates, (i) with respect to which no Policy Provider Default is continuing (each such provider being a "Non-Defaulting Provider"), as the case may be, and (ii) with respect to which the sum of (x) the aggregate amount of unreimbursed principal of drawings made under its respective Policy or Policies and (y) the aggregate outstanding
Pool Balance of Senior Certificates insured by its Policy or Policies shall be the largest among all Non-Defaulting Policy Providers.

            If a Policy Provider Default is continuing with respect to all
Policy Providers, or if all Policies have been surrendered for cancellation
(thereby releasing all Policy Providers from their respective obligations under the Policies) and all Policy Provider Amounts (other than any amount referred to in clause (c) of the definition of Excess Reimbursement Obligations) have been paid in full, the Senior Trustee for the Class of Senior Certificates which has the largest outstanding Pool Balance among all Classes of Senior Certificates shall be the Controlling Party.

            Upon payment of Final Distributions and similar amounts to the holders of each class of Senior Certificates and (unless a Policy Provider
Default has occurred and is continuing under each Policy) of the Policy Provider
Amounts (other than any amount referred to in clause (c) of the definition of
Excess Reimbursement Obligations) to each Policy Provider, the Junior Trustee for the Class of Junior Certificates which has the largest outstanding Pool
Balance shall be the Controlling Party.

            The Subordination Agent shall give Written Notice to all of the other parties to this Agreement promptly upon a change in the identity of the
Controlling Party. Each of the parties hereto agrees that it shall not exercise any of the rights of the Controlling Party at such time as it is not the
Controlling Party hereunder; provided, however, that nothing herein contained shall prevent or prohibit any Non-Controlling Party from exercising such rights as shall be specifically granted to such Non-Controlling Party hereunder and under the other Operative Agreements.

      (c)   Notwithstanding the foregoing, the Primary Liquidity Provider which satisfies the conditions specified in either clause (i) or (ii) below and which has the largest outstanding amount of Liquidity Obligations owed to it shall have the right, by giving Written Notice to the Subordination Agent, to become the Controlling Party, provided, that, in the case of clause (i) below, there is no other Policy Provider that shall become the Leading Policy Provider upon the
Policy Provider Default referenced therein:

            (i)     in the case of any Insured Primary Liquidity Provider, at
any time after the applicable Liquidity Provider Reimbursement Date, if a Policy
Provider Default attributable to a

                                       28

failure to make a drawing to pay such Primary Liquidity Provider is continuing, so long as such Primary Liquidity Provider has not defaulted in its obligation to make any advance under the applicable Insured Primary Liquidity Facility shall have the right to become the Controlling Party; or

            (ii)    in the case of any Primary Liquidity Provider not entitled to the benefits of a Policy (and which has the largest amount of unpaid
Liquidity Obligations owed to it of all the Primary Liquidity Providers not entitled to the benefits of a Policy), at any time after the applicable
Liquidity Provider Reimbursement Date unless the applicable Policy Provider that is then acting as the Controlling Party pays, within 15 Business Days after the receipt of written notice from such Primary Liquidity Provider satisfying the foregoing provisions of this clause (ii) and electing to become the Controlling
Party (a "Potential Controlling Liquidity Provider"), to such Potential
Controlling Liquidity Provider all outstanding drawings and interest thereon owing to such Potential Controlling Liquidity Provider under the applicable
Primary Liquidity Facility including all interest accrued thereon to such date.

            (d)     Subject to clause (b) above and the rights of any applicable
Primary Liquidity Provider under clause (c) above, following the surrender of all Policies to the applicable Policy Providers for cancellation and the payment in full of all Policy Provider Amounts (other than any amount referred to in clause (c) of the definition of Excess Reimbursement Obligations), all in accordance with the Trust Agreements, the Senior Trustee for the Class of Senior
Certificates which has the largest outstanding Pool Balance among all Classes of
Senior Certificates shall be the Controlling Party. Upon the delivery of any
Policy to the applicable Policy Provider for cancellation, such Policy shall be terminated and such Policy Provider shall be released from its obligations under such Policy.

            (e)     The exercise of remedies by the Controlling Party under this
Agreement shall be expressly limited by Section 4.1(a)(ii) hereof.

            (f)     The Controlling Party shall not be entitled to require or
obligate any Non-Controlling Party to provide funds necessary to exercise any right or remedy hereunder.

                                   ARTICLE III

                      RECEIPT, DISTRIBUTION AND APPLICATION
                               OF AMOUNTS RECEIVED

            SECTION 3.1. Written Notice of Distribution. (a) No later than 3:00
P.M. (New York City time) on the Business Day immediately preceding each
Distribution Date, each of the following Persons shall deliver to the
Subordination Agent a Written Notice setting forth the following information as at the close of business on such Business Day:

            (i)     With respect to the Senior Certificates, each Senior Trustee shall separately set forth the amounts to be paid in accordance with clause "first" (to reimburse payments made by such Trustee or the applicable Senior Certificateholders, as the case may be, pursuant to sub-clause (ii) or (iv) of clause "first"), sub-clauses (ii) and (iii) of clause "seventh" of Section 3.2 hereof and clause "eighth" of Section 3.2 hereof;

                                       29

            (ii)    With respect to the Junior Certificates, each Junior Trustee shall separately set forth the amounts to be paid in accordance with clause "first" (to reimburse payments made by such Trustee or the applicable Junior Certificateholders, as the case may be, pursuant to subclause (ii) or (iv) of clause "first"), sub-clauses (ii) and (iii) of clause "seventh" of Section 3.2 hereof and clause "tenth" of Section 3.2 hereof;

            (iii)   Each Primary Liquidity Provider shall separately set forth the amounts to be paid to it in accordance with subclause (iv) of clause
      "first", subclause (i) of clause "second", subclause (i) of clause
      "third", subclause (I) of clause "fourth" and clause "fifth" of Section
      3.2 hereof;

            (iv)    Each Policy Provider shall (A) separately set forth the
      amounts to be paid to it in accordance with subclauses (iii) and (iv) of clause "first", subclause (ii) of clause "second", subclauses (ii) and
      (iii) of clause "third", subclause (II) of clause "fourth", clause "ninth"
      and clause "eleventh" of Section 3.2 hereof and (B) confirm to the
      Subordination Agent that none of the amounts referred to in this clause
      (iv) have been previously paid by JetBlue after demand therefor under any applicable Policy Provider Document; and

            (v)     Each Trustee shall set forth the amounts to be paid in
      accordance with clause "seventh" of Section 3.2 hereof.

            The notices required under this Section 3.1(a) may be in the form of a schedule or similar document provided to the Subordination Agent by the parties referenced therein or by any one of them, which schedule or similar document may state that, unless there has been a prepayment of the Certificates, such schedule or similar document is to remain in effect until any substitute notice or amendment shall be given to the Subordination Agent by the party providing such notice.

            (b)     Following the occurrence of a Triggering Event, the
Subordination Agent shall request the following information from the following
Persons, and each of the following Persons shall, upon the request of the
Subordination Agent, deliver a Written Notice to the Subordination Agent setting forth for such Person the following information:

            (i)     With respect to the Senior Certificates each Senior Trustee shall separately set forth the amounts to be paid in accordance with clause "first" (to reimburse payments made by such Trustee or the applicable Senior Certificateholders pursuant to subclause (ii) or (iv) of clause "first"), subclauses (ii) and (iii) of clause "seventh" of Section
      3.2 hereof and clause "eighth" of Section 3.2 hereof;

            (ii)    With respect to the Junior Certificates, each Junior Trustee shall separately set forth the amounts to be paid in accordance with clause "first" (to reimburse payments made by such Trustee or the applicable Junior Certificateholders, as the case may be;

            (iv)    Each Primary Liquidity Provider shall separately set forth the amounts to be paid to it in accordance with subclause (iv) of clause
      "first" of Section 3.2 hereof, subclause (i) of clause "second" of Section
      3.2 hereof, subclause (i) of clause "third" of

                                       30

      Section 3.2 hereof, subclause (I) of clause "fourth" of Section 3.2 hereof and clause "fifth" of Section 3.2 hereof;

            (v)     Each Policy Provider shall (A) separately set forth amounts to be paid to it in accordance with subclauses (iii) and (iv) of clause
      "first" of Section 3.2 hereof, subclause (ii) of clause "second" of
      Section 3.2 hereof, subclauses (ii) and (iii) of clause "third" of Section
      3.2 hereof, subclause (II) of clause "fourth" of Section 3.2 hereof, clause "ninth" of Section 3.2 hereof and clause "eleventh" of Section 3.2 hereof and (B) confirm to the Subordination Agent that none of the amounts referred to in this clause (v) have been previously paid by JetBlue after demand therefor under any applicable Policy Provider Document; and

            (vi)    Each Trustee shall set forth the amounts to be paid in
      accordance with clause "seventh" of Section 3.2 hereof.

            (c)     At such time as a Trustee, Primary Liquidity Provider or
Policy Provider shall have received all amounts owing to it (and, in the case of a Trustee, the Certificateholders for which it is acting) pursuant to Section
3.2 or 3.6 hereof, as applicable, and, in the case of a Primary Liquidity
Provider or Policy Provider, its commitment or obligations under the applicable
Primary Liquidity Facility or Policy, as the case may be, shall have terminated or expired, such Person shall, by a Written Notice, so inform the Subordination
Agent and each other party to this Agreement.

            (d)     As provided in Section 6.5 hereof, the Subordination Agent shall be fully protected in relying on any of the information set forth in a
Written Notice provided by any Trustee, Primary Liquidity Provider or Policy
Provider pursuant to paragraphs (a) through (c) above and shall have no independent obligation to verify, calculate or recalculate any amount set forth in any Written Notice delivered in accordance with such paragraphs.

            (e)     Any Written Notice delivered by a Trustee, Primary Liquidity
Provider or a Policy Provider or by the Subordination Agent, as applicable, pursuant to Section 3.1(a), 3.1(b), 3.1(c) or 3.6 hereof, if made prior to 10:00
A.M. (New York City time) on any Business Day, shall be effective on the date delivered (or if delivered later on a Business Day or if delivered on a day which is not a Business Day shall be effective as of the next Business Day).
Subject to the terms of this Agreement, the Subordination Agent shall as promptly as practicable comply with any such instructions; provided, however, that any transfer of funds pursuant to any instruction received after 10:00 A.M.
(New York City time) on any Business Day may be made on the next succeeding
Business Day.

            (f)     In the event the Subordination Agent shall not receive from any Person any information set forth in paragraph (a) or (b) above which is required to enable the Subordination Agent to make a distribution to such Person pursuant to Section 3.2 hereof, the Subordination Agent shall request such information and, failing to receive any such information, the Subordination
Agent shall not make such distribution(s) to such Person. In such event, the
Subordination Agent shall make distributions pursuant to clauses "first" through
" thirteenth " of Section 3.2 to the extent it shall have sufficient information to enable it to make such distributions, and shall continue to hold any funds remaining, after making such distributions,

                                       31

until the Subordination Agent shall receive all necessary information to enable it to distribute any funds so withheld.

            (g)     On such dates (but not more frequently than monthly) as any
Primary Liquidity Provider, Policy Provider or Trustee shall request, but in any event automatically at the end of each calendar quarter, the Subordination Agent shall send to such party a written statement reflecting all amounts on deposit with the Subordination Agent pursuant to Section 3.1(f) hereof.

            SECTION 3.2. Distribution of Amounts on Deposit in the Collection
Account. Except as otherwise provided in Sections 2.4(c), 3.1(f), 3.3, 3.5(b),
3.5(k) and 3.6, amounts on deposit in the Collection Account (or, in the case of any Special Payment, on deposit in the Special Payments Account) shall be promptly distributed on each Regular Distribution Date (or, in the case of any
Special Payment, on the Special Distribution Date thereof) in the following order of priority and in accordance with the information provided to the
Subordination Agent pursuant to Section 3.1(a) or (b), as applicable (and, except as otherwise provide below, in the event that amounts under any clause or sub-clause below are insufficient to effect the distributions referenced in such clause or sub-clause, as applicable, the amounts shall be distributed pro rata based on relative outstanding amounts owed, and no distributions may be made under any subsequent clause or sub-clause, as applicable, until such time as all amounts required to be distributed under the applicable clause or sub-clause, as applicable have been so distributed):

            first, such amount as shall be required to reimburse (i) the
      Subordination Agent for any reasonable out-of-pocket costs and expenses actually incurred by it (to the extent not previously reimbursed) in the protection of, or the realization of the value of, the Equipment Notes or any Collateral, shall be applied by the Subordination Agent in reimbursement of such costs and expenses, (ii) each Trustee for any amounts of the nature described in sub-clause (i) above actually incurred by it under the applicable Trust Agreement (to the extent not previously reimbursed), shall be distributed to such Trustee, (iii) each Policy
      Provider for any amounts of the nature described in sub-clause (i) above actually incurred by it under its applicable Policy Provider Agreement (to the extent not previously reimbursed), shall be distributed to such Policy
      Provider, and (iv) each Primary Liquidity Provider, Policy Provider or
      Certificateholder for payments, if any, made by it to the Subordination
      Agent or any Trustee in respect of amounts described in sub-clause (i)
      above, shall be distributed to the Primary Liquidity Providers or Policy
      Providers or to the applicable Trustees (for the account of such
      Certificateholder), in each such case, pro rata on the basis of all amounts described in sub-clauses (i) through (iv) above;

            second, such amount as shall be required to pay (i) all accrued and unpaid Liquidity Expenses owed to each Primary Liquidity Provider and (ii)
      all accrued and unpaid Policy Expenses owed to each Policy Provider, shall be distributed to the Primary Liquidity Providers and the Policy Providers
      pro rata on the basis of the amount of Liquidity Expenses and Policy
      Expenses owed to each Primary Liquidity Provider and Policy Provider;

                                       32

            third, such amount as shall be required to pay (i) the aggregate amount of accrued and unpaid interest on all Liquidity Obligations (at the rate(s), or in the amount(s), provided in each Primary Liquidity Facility and determined after application of the proceeds of any Policy Drawing pursuant to Section 3.6(d) or other payment by any Policy Provider to the applicable Primary Liquidity Provider in respect of any interest on
      Drawings in accordance with the provisions of Section 2.6(c)), (ii) the aggregate amount of accrued and unpaid Policy Provider Interest
      Obligations and (iii) if any Policy Provider has paid pursuant to Section
      3.6(d) or the proviso to Section 2.6(c) to any Primary Liquidity Provider all outstanding Drawings and interest thereon owing to such Primary
      Liquidity Provider under the applicable Primary Liquidity Facility, the outstanding amount of such payments made to such Primary Liquidity
      Provider attributable to interest accrued on Drawings under such Primary
      Liquidity Facility, shall be distributed to the applicable Primary
      Liquidity Providers and the applicable Policy Providers, as the case may be, pro rata on the basis of the amounts owed to such Primary Liquidity
      Providers and Policy Providers under sub-clauses (i), (ii) and (iii) of this clause "third";

            fourth, such amount as shall be required (I)(A) if any Primary Cash
      Collateral Account in respect of any Primary Liquidity Facility had been previously funded as provided in Section 3.5(f), unless (i) on such
      Distribution Date, any Equipment Note is a Non-Performing Equipment Note
      and a Liquidity Event of Default under such Primary Liquidity Facility shall have occurred and be continuing or (ii) a Final Drawing under such
      Primary Liquidity Facility shall have occurred, to fund such Primary Cash
      Collateral Account up to its applicable Required Amount shall be deposited in such Primary Cash Collateral Account, (B) if any Primary Liquidity
      Facility shall have become a Downgraded Facility or a Non-Extended
      Facility at a time when unreimbursed Interest Drawings under such Primary
      Liquidity Facility have reduced the Available Amount thereunder to zero, unless (i) on such Distribution Date, any Equipment Note is a
      Non-Performing Equipment Note and a Liquidity Event of Default under such
      Primary Liquidity Facility shall have occurred and be continuing or (ii) a
      Final Drawing under such Primary Liquidity Facility shall have occurred, to deposit into the Primary Cash Collateral Account in respect of such
      Primary Liquidity Facility an amount equal to the applicable Required
      Amount shall be deposited in such Primary Cash Collateral Account, and (C)
      if, with respect to any Primary Liquidity Facility, neither subclause
      (I)(A) nor subclause (I)(B) of this clause "fourth" are applicable, to pay in full the outstanding amount of all Liquidity Obligations then due under such Primary Liquidity Facility (other than amounts payable pursuant to clauses "second" or "third" of this Section 3.2) (net of any and all payments made by the applicable Policy Provider to the applicable Primary
      Liquidity Provider in respect of the principal amount of Interest
      Drawings) shall be paid to the applicable Primary Liquidity Provider and
      (II) if any Policy Provider has paid pursuant to Section 3.6(d) or the proviso to Section 2.6(c) to the applicable Primary Liquidity Provider all outstanding Drawings and interest thereon owing to such Primary Liquidity
      Provider under the applicable Primary Liquidity Facility or if any Policy
      Provider has honored any Policy Drawings pursuant to Section 3.6(a) as a result of the failure of the applicable Primary Liquidity Provider to honor Interest Drawings in accordance with the relevant provisions of the applicable Primary Liquidity Facility, the outstanding amount of such payments made to such Primary Liquidity Provider in respect

                                       33

      of principal of Drawings under such Primary Liquidity Facility and the outstanding amount of such Policy Drawings, as applicable, shall be paid to the applicable Policy Provider or Policy Providers, as the case may be, pro rata on the basis of the amounts of all such amounts to be deposited in each such Primary Cash Collateral Account, all such unreimbursed
      Liquidity Obligations payable to each such Primary Liquidity Provider and the amount of such unreimbursed Policy Provider Obligations payable to each Policy Provider, in each instance, under this clause "fourth";

            fifth, if under any Primary Liquidity Facility any amounts are to be distributed pursuant to either sub-clause (I)(A) or (I)(B) of clause
      "fourth" above, then each applicable Primary Liquidity Provider with respect to which the applicable Primary Cash Collateral Account was established shall be paid the excess of (x) the aggregate outstanding amount of its applicable unreimbursed Advances (whether or not then due)
      over (y) the applicable Required Amount under such Primary Liquidity
      Facility;

            sixth, such amount as shall be required, if any Above-Cap Collateral
      Account had been previously funded as provided in Section 3.5(f), unless
      (i) on such Distribution Date, the applicable Equipment Note is a
      Non-Performing Equipment Note and a Liquidity Event of Default under the applicable Primary Liquidity Facility shall have occurred and be continuing or (ii) a Final Drawing under the applicable Primary Liquidity
      Facility shall have occurred, to fund such Above-Cap Collateral Account up to an amount equal to the applicable Termination Amount (as recalculated on such Distribution Date) less any amount then on deposit in the applicable Above-Cap Account shall be deposited in the Above-Cap
      Collateral Account;

            seventh, such amount as shall be required to reimburse or pay (i)
      the Subordination Agent for any Tax (other than Taxes imposed on compensation paid hereunder), expense, fee, charge or other loss incurred by or any other amount payable to the Subordination Agent in connection with the transactions contemplated hereby (to the extent not previously reimbursed), shall be applied by the Subordination Agent in reimbursement of such amount, (ii) each Trustee for any Tax (other than Taxes imposed on compensation paid under the applicable Trust Agreement), expense, fee, charge, loss or any other amount payable to such Trustee under the applicable Trust Agreements (to the extent not previously reimbursed), shall be distributed to such Trustee, and (iii) each Certificateholder for payments, if any, made by it pursuant to Section 5.2 hereof in respect of amounts described in sub-clause (i) above, shall be distributed to the applicable Trustee for the account of such Certificateholder, in each such case, pro rata on the basis of all amounts described in sub-clauses (i)
      through (iii) above;

            eighth, such amount as shall be required to pay in full Expected
      Distributions on each Class of Senior Certificates on such Distribution
      Date shall be distributed to the applicable Senior Trustee, provided, that, the amount specified in clause (x) of the definition of "Expected
      Distribution" for each Class of Senior Certificates shall be distributed first (pro rata based upon such amount for each Class) and then the amount specified in clause (y) of such definition for each Class of Senior
      Certificates shall be distributed (pro rata based upon such amount for each Class);

                                       34

            ninth, such amount as shall be required to pay all Policy Provider
      Obligations then due (other than amounts payable pursuant to clauses
      "first", "second", "third" and "fourth" of this Section 3.2 and any Excess
      Reimbursement Obligations) and amounts due under the Policy Fee Letters
      (other than any Early Termination Fee) shall be paid to the Policy
      Providers;

            tenth, such amount as shall be required to pay in full Expected
      Distributions on each Class of Junior Certificates on such Distribution
      Date shall be distributed to the applicable Junior Trustee, provided, that, the amount specified in clause (x) of the definition of "Expected
      Distribution" for each Class of Junior Certificates shall be distributed first (pro rata based upon such amount for each Class) and then the amount specified in clause (y) of such definition for each Class of Junior
      Certificates shall be distributed (pro rata based upon such amount for each Class);

            eleventh, such amount as shall be required to pay any Excess
      Reimbursement Obligations shall be distributed to the Policy Providers;

            twelfth, such amount as shall be required, if any Above-Cap
      Collateral Account had been previously funded as provided in Section
      3.5(f), unless (i) the applicable Equipment Note is a Non-Performing
      Equipment Note and a Liquidity Event of Default under the related Primary
      Liquidity Facility shall have occurred and be continuing or (ii) a Final
      Drawing under the related Primary Liquidity Facility shall have occurred, to fund the applicable Above-Cap Collateral Account up to an amount equal to the applicable Termination Amount (as recalculated on such Distribution
      Date) shall be deposited in such Above-Cap Collateral Account, provided, that, the sum of the amount on deposit in the applicable Above-Cap Account and the amount on deposit in the applicable Above-Cap Collateral Account, each related to an Above-Cap Liquidity Facility, shall not exceed the aggregate amount of Above-Cap Payments and Termination Amount payments made by the applicable Above-Cap Liquidity Provider under such Above-Cap
      Liquidity Facility; and

            thirteenth, the balance, if any, of any such amount remaining thereafter shall be held in the Collection Account for later distribution in accordance with this Article III.

            SECTION 3.3. Other Payments. (a) Any payments received by the
Subordination Agent for which no provision as to the application thereof is made in this Agreement shall be distributed by the Subordination Agent in the order of priority specified in Section 3.2 hereof.

            (b)   Notwithstanding the priority of payments specified in Section
3.2, in the event any Investment Earnings on amounts on deposit in any Primary
Cash Collateral Account resulting from an Unapplied Provider Advance under the applicable Primary Liquidity Facility are deposited in the Collection Account or the Special Payments Account, such Investment Earnings shall be used to pay interest payable in respect of such Unapplied Provider Advance to the extent of such Investment Earnings.

                                       35

            (c)     Except as otherwise provided in Section 3.2 hereof, if the
Subordination Agent receives any Scheduled Payment after the Scheduled Payment
Date relating thereto, but prior to such payment becoming an Overdue Scheduled
Payment, then the Subordination Agent shall deposit such Scheduled Payment in the Collection Account and promptly distribute such Scheduled Payment in accordance with the priority of distributions set forth in Section 3.2 hereof;
provided that, for the purposes of this Section 3.3(c) only, each reference in clauses "eighth" and "tenth" of Section 3.2 to "Distribution Date" shall be deemed to refer to such Scheduled Payment Date.

            SECTION 3.4. Payments to the Trustees, the Primary Liquidity
Providers and Policy Providers. Any amounts distributed hereunder to a Primary
Liquidity Provider or Policy Provider shall be paid to such Primary Liquidity
Provider or Policy Provider by wire transfer of funds to the address the Primary
Liquidity Provider or Policy Provider shall provide to the Subordination Agent.
The Subordination Agent shall provide a Written Notice of any such transfer to such Primary Liquidity Provider or Policy Provider, as the case may be, at the time of such transfer. Any amounts distributed hereunder by the Subordination
Agent to any Trustee which shall not be the same institution as the
Subordination Agent shall be paid to such Trustee by wire transfer funds at the address such Trustee shall provide to the Subordination Agent.

            SECTION 3.5. Liquidity Facilities. (a) Interest Drawings and
Above-Cap Payments. If on any Distribution Date, after giving effect to the subordination provisions of this Agreement and any Election Interest Payments, the Subordination Agent shall not have sufficient funds for the payment of any amounts due and owing in respect of accrued interest on any Class of
Certificates (at the applicable Stated Interest Rate for such Class of
Certificates calculated assuming that JetBlue will not cure any Payment
Default), then, prior to 12:00 p.m. (New York City time) on such Distribution
Date, (i) the Subordination Agent shall request a drawing (each such drawing, an
"Interest Drawing") under the applicable Primary Liquidity Facility, if any,
(and concurrently with the making of such request, the Subordination Agent will give notice to the applicable Policy Provider, if any, of such insufficiency of funds) in an amount equal to the lesser of (x) an amount sufficient to pay the amount of such accrued interest (at the applicable Stated Interest Rate for such
Certificates calculated assuming that JetBlue will not cure any Payment Default)
and (y) the Available Amount under the applicable Primary Liquidity Facility, and shall pay such amount to the applicable Trustee in payment of such accrued interest, provided that the Subordination Agent shall not make an Interest
Drawing in respect of any Class of Insured Senior Certificates on the applicable
Primary Liquidity Facility on any Distribution Date on which the proceeds of a
Final Disposition are being distributed; and (ii) if any Class of Certificates bears interest at a floating rate and if LIBOR for the Interest Period ending on such Distribution Date (or, if such Distribution Date is not the last day of an
Interest Period, LIBOR for the Interest Period including such Distribution Date)
exceeds the applicable Capped LIBOR and if the Stated Interest Rate for such
Certificates for the Interest Period ending on such Distribution Date (or, if such Distribution Date is not the last day of an Interest Period, the Stated
Interest Rate for the Interest Period including such Distribution Date) exceeds the applicable Capped Interest Rate, the Subordination Agent shall (if it can make the certification described in the last sentence of this Section 3.5(a) and the applicable Above-Cap Liquidity Facility, if any, has not been terminated or expired in accordance with its terms) request an interest rate cap payment (each such payment, an "Above-Cap Payment") under the applicable Above-Cap Liquidity
Facility, if any, for credit to the Above-Cap Account applicable to such
Above-Cap

                                       36

Liquidity Facility in an amount equal to the excess of (1) the product of (x)
the difference between LIBOR for the Interest Period ending on such Distribution
Date (or, if such Distribution Date is not the last day of an Interest Period,
LIBOR for the Interest Period including such Distribution Date) and the Capped
LIBOR applicable to such Certificates, multiplied by (y) the Pool Balance with respect to such Certificates as of such Distribution Date (and before giving effect to any distribution on such date), multiplied by (z) the actual number of days elapsed in such Interest Period to such Distribution Date divided by 360 over (2) the amount, if any, on deposit in the applicable Above-Cap Account, and upon the receipt thereof the Subordination Agent shall immediately deposit such
Above-Cap Payment into the applicable Above-Cap Account, provided, that, the
Subordination Agent shall not request an Interest Drawing or an Above-Cap
Payment in respect of any Insured Senior Certificates on any Distribution Date
on which the proceeds of a Final Disposition are being distributed. If the
Interest Drawing on such Distribution Date pursuant to clause (i) above with respect to such Certificates, together with all other amounts available to the
Subordination Agent on such Distribution Date (after giving effect to the subordination provisions of this Agreement and any withdrawals from the applicable Primary Cash Collateral Account), is insufficient to pay accrued interest (at the applicable Stated Interest Rate) payable with respect to such
Certificates on such Distribution Date (such deficiency, the "Deficiency
Amount"), the Subordination Agent shall, prior to 4:00 p.m. (New York City time)
on such Distribution Date, withdraw (each, an "Above-Cap Withdrawal") from the applicable Above-Cap Account, if any, an amount equal to the lesser of (x) such
Deficiency Amount and (y) the amount on deposit in the applicable Above-Cap
Account, if any, (including any amounts deposited, or to be deposited, on such
Distribution Date pursuant to clause (ii) above), and shall pay such amount to the applicable Trustee in payment of such accrued interest with respect to such
Certificates. In connection with a request for an Above-Cap Payment under the applicable Above-Cap Liquidity Facility, if any, pursuant to clause (ii) above, the Subordination Agent shall certify to the applicable Above-Cap Liquidity
Provider, if any, that at least one of the following statements is true as of such Distribution Date: (i) the Available Amount under the applicable Primary
Liquidity Facility, if any, (prior to giving effect to any Interest Drawings to be made on such Distribution Date) is greater than zero; or (ii) the amount on deposit in the applicable Primary Cash Collateral Account, if any, (prior to giving effect to any withdrawal to be made from such account on such
Distribution Date) is greater than zero.

            (b)     Application of Interest Drawings and Above-Cap Withdrawals.
Notwithstanding anything to the contrary contained in this Agreement, (i) all payments received by the Subordination Agent in respect of an Interest Drawing under a Primary Liquidity Facility and all amounts withdrawn by the
Subordination Agent from a Primary Cash Collateral Account, and payable in each case to the Certificateholders of the applicable Class or the applicable
Trustee, shall be promptly distributed to the applicable Trustee, provided that if (x) the Subordination Agent shall receive any amount in respect of an
Interest Drawing under a Primary Liquidity Facility or a withdrawal from a
Primary Cash Collateral Account to pay Accrued Class G Interest after such
Accrued Class G Interest has been fully paid to the applicable Senior Trustee by a Policy Drawing under the applicable Policy, if any, pursuant to Section 3.6(a)
hereof or (y) the Subordination Agent shall receive any amount in respect of a
Policy Drawing under the applicable Policy, if any, pursuant to Section 3.6(a)
hereof to fully pay Accrued Class G Interest after such Accrued Class G Interest has been paid (in full or in part) to the applicable Senior Trustee by an
Interest Drawing under the applicable Primary Liquidity Facility or a withdrawal from the applicable Primary Cash Collateral Account, the Subordination Agent, in

                                       37

the case of either clause (x) or (y), shall pay an amount equal to the amount of such Interest Drawing or withdrawal directly to the applicable Policy Provider as reimbursement of such Policy Drawing rather than to the applicable Senior
Certificateholders or the applicable Senior Trustee (except for any such amount constituting an Election Interest Payment with respect to the Senior Equipment
Note, which shall be paid directly to the applicable Primary Liquidity Provider as reimbursement for such Interest Drawing or to the applicable Primary Cash
Collateral Account as replenishment for such withdrawal, as applicable), and
(ii) all payments received by the Subordination Agent in respect of an Above-Cap
Withdrawal from an Above-Cap Account, and payable to the Certificateholders of any Class or the applicable Trustee, shall be promptly distributed to the applicable Trustee, provided that if (x) the Subordination Agent shall receive any amount in respect of such Above-Cap Withdrawal to pay Accrued Class G
Interest after such Accrued Class G Interest has been fully paid to the Senior
Trustee by a Policy Drawing under the applicable Policy, if any, pursuant to
Section 3.6(a) hereof or (y) the Subordination Agent shall receive any amount in respect of a Policy Drawing under the applicable Policy, if any, pursuant to
Section 3.6(a) hereof to fully pay Accrued Class G Interest after such Accrued
Class G Interest has been paid (in full or in part) to the applicable Senior
Trustee by an Above-Cap Withdrawal, the Subordination Agent, in the case of either clause (x) or (y), shall pay an amount equal to the amount of such
Above-Cap Withdrawal directly to the applicable Policy Provider as reimbursement of such Policy Drawing rather than to the applicable Senior Certificateholders or the applicable Senior Trustee.

            (c)     Downgrade Drawings. (i) The Subordination Agent shall
request a Downgrade Drawing under a Primary Liquidity Facility as provided in
Section 3.5(c)(iii), if at any time a Downgrade Event shall have occurred with respect to such Primary Liquidity Facility (a "Downgraded Facility"), unless an event described in Section 3.5(c)(ii) occurs with respect to such Primary
Liquidity Facility.

                    (ii)  If at any time a Primary Liquidity Facility becomes
a Downgraded Facility, the Subordination Agent shall request a Downgrade Drawing thereunder in accordance with Section 3.5(c)(iii), unless the applicable Primary
Liquidity Provider or JetBlue arranges for a Replacement Primary Liquidity
Provider to issue and deliver a Replacement Primary Liquidity Facility in respect of such Downgraded Facility to the Subordination Agent within 10 days of a Downgrade Event (but not later than the expiration date of such Downgraded
Facility).

                    (iii) Upon the occurrence of any Downgrade Event with
respect to a Primary Liquidity Facility, unless any event described in Section
3.5(c)(ii) occurs with respect thereto, the Subordination Agent shall, on the
10th day referred to in Section 3.5(c)(ii) (or if such 10th day is not a
Business Day, on the next succeeding Business Day) (or, if earlier, the expiration date of such Downgraded Facility), request a drawing in accordance with and to the extent permitted by such Downgraded Facility (such drawing, a
"Downgrade Drawing") of the Available Amount thereunder. Amounts drawn pursuant to a Downgrade Drawing shall be maintained and invested as provided in Section
3.5(f) hereof. The applicable Primary Liquidity Provider may also arrange for a
Replacement Primary Liquidity Provider to issue and deliver a Replacement
Primary Liquidity Facility at any time after such Downgrade Drawing so long as such Downgrade Drawing has not been reimbursed in full to the applicable Primary
Liquidity Provider.

                                       38

                    (iv)  If a Termination Event, a Credit Downgrade or a Credit
Support Event (each such event, a "Mandatory Termination Event") shall occur under an Above-Cap Liquidity Facility, the applicable Above-Cap Liquidity
Provider shall provide prompt notice of such Mandatory Termination Event in writing to JetBlue, the Subordination Agent, the applicable Policy Provider, the applicable Senior Trustee and the applicable Junior Trustee, and within the time period specified in the applicable Above-Cap Liquidity Facility (but in no event later than the expiration date of the Above-Cap Liquidity Facility) JetBlue or the applicable Above-Cap Liquidity Provider may, in each case at its own expense, arrange for one or more Replacement Above-Cap Liquidity Providers to issue and deliver a Replacement Above-Cap Liquidity Facility in respect of such
Above-Cap Liquidity Facility to the Subordination Agent. In the event that the
Above-Cap Liquidity Provider or JetBlue makes arrangements for a Replacement
Above-Cap Liquidity Facility in accordance with the terms of the applicable
Above-Cap Liquidity Facility, (y) the Subordination Agent shall, if and to the extent so requested by the applicable Above-Cap Liquidity Provider or JetBlue, execute and deliver any certificate or other instrument required to give effect to such replacement and (z) each of the parties hereto shall enter into any amendment to this Agreement necessary to give effect to such replacement. If an
Above-Cap Liquidity Facility is subject to a Mandatory Termination Event and has not been replaced in accordance with its terms and the terms of this paragraph or if an Early Termination Date has been designated under an Above-Cap Liquidity
Facility after the occurrence of an Event of Default (as defined in the applicable Above-Cap Liquidity Facility) which is not otherwise a Mandatory
Termination Event, the applicable Above-Cap Liquidity Provider shall, on the applicable Early Termination Date, pay to the Subordination Agent, for the
benefit of the applicable Trustee on behalf of the applicable
Certificateholders, the applicable Termination Amount for credit to the applicable Above-Cap Collateral Account, to be applied as provided in Section
3.5(f) hereof plus the amount of all other unpaid sums due and payable by the applicable Above-Cap Liquidity Provider thereunder on or prior to such date, and upon such payment, the applicable Above-Cap Liquidity Facility shall be terminated. Nothing contained herein shall limit the rights of an Above-Cap
Liquidity Provider to transfer its rights and obligations under its applicable
Above-Cap Liquidity Facility or otherwise arrange for a Replacement Above-Cap
Liquidity Facility, subject to and in accordance with the provisions of its applicable Above-Cap Liquidity Facility.

            (d)     Non-Extension Drawings. If a Primary Liquidity Facility is
scheduled to expire on a date (the "Stated Expiration Date") prior to the date that is 15 days after the Final Legal Distribution Date for the Certificates which have the benefit of such Primary Liquidity Facility, then, no earlier than the 60th day and no later than the 40th day prior to the then Stated Expiration
Date for such Primary Liquidity Facility, the Subordination Agent shall request that such Primary Liquidity Provider extend such Stated Expiration Date until the earlier of (i) the date which is 15 days after such Final Legal Distribution
Date and (ii) the date that is the day immediately preceding the 364th day occurring after the last day of the applicable Consent Period (as hereinafter defined) (unless the obligations of the applicable Primary Liquidity Provider under the applicable Primary Liquidity Facility are earlier terminated in accordance with such Primary Liquidity Facility). Whether or not a Primary
Liquidity Provider has received a request from the Subordination Agent, a
Primary Liquidity Provider shall advise a Subordination Agent, no earlier than the 40th day (or, if earlier, the date of such Primary Liquidity Provider's receipt of such request, if any, from the Subordination Agent) and no later than the 25th day prior to the Stated Expiration Date then in effect for its applicable Primary Liquidity Facility (such period,

                                       39

with respect to the Primary Liquidity Facility, the "Consent Period"), whether, in its sole discretion, it agrees to extend such Stated Expiration Date.

            If (A) on or before the date on which such Consent Period ends, an applicable Primary Liquidity Facility shall not have been replaced in accordance with Section 3.5(e) and (B) the Primary Liquidity Provider providing such
Primary Liquidity Facility fails irrevocably and unconditionally to advise the
Subordination Agent on or before the date on which such Consent Period ends that such Stated Expiration Date then in effect shall be so extended for the applicable Primary Liquidity Facility, the Subordination Agent shall, on the date on which such Consent Period ends (or as soon as possible thereafter), in accordance with the terms of the expiring Primary Liquidity Facility (a
"Non-Extended Facility"), request a drawing under the expiring Primary Liquidity
Facility (such drawing, a "Non-Extension Drawing") of all available and undrawn amounts thereunder. Amounts drawn pursuant to a Non-Extension Drawing shall be maintained and invested in accordance with Section 3.5(f) hereof.

            (e)     Issuance of Replacement Primary Liquidity Facility. (i) At
any time, JetBlue may, at its option, with cause or without cause, arrange for a
Replacement Primary Liquidity Facility to replace any Primary Liquidity Facility
(including any Replacement Primary Liquidity Facility provided pursuant to
Section 3.5(e)(ii) hereof) provided, however, that the initial Primary Liquidity
Provider for the initial Primary Liquidity Facility shall not be replaced by
JetBlue as a Primary Liquidity Provider with respect to such Primary Liquidity
Facility prior to the third anniversary of the Closing Date unless (A) there shall have become due to such initial Primary Liquidity Provider, or such initial Primary Liquidity Provider shall have demanded, amounts pursuant to
Section 3.01, 3.02 or 3.03 of any applicable Primary Liquidity Facility and the replacement of such initial Primary Liquidity Provider would reduce or eliminate the obligation to pay such amounts or JetBlue determines in good faith that there is a substantial likelihood that such initial Primary Liquidity Provider will have the right to claim any such amounts (unless such initial Primary
Liquidity Provider waives, in writing, any right it may have to claim such amounts), which determination shall be set forth in a certificate delivered by
JetBlue to such initial Primary Liquidity Provider setting forth the basis for such determination and accompanied by an opinion of outside counsel selected by
JetBlue and reasonably acceptable to such initial Primary Liquidity Provider verifying the legal conclusions, if any, of such certificate relating to such basis, provided that, in the case of any likely claim for such amounts based upon any proposed, or proposed change in, law, rule, regulation, interpretation, directive, requirement, request or administrative practice, such opinion may assume the adoption or promulgation of such proposed matter, (B) it shall become unlawful or impossible for such initial Primary Liquidity Provider (or its
Lending Office) to maintain or fund its LIBOR Advances as described in Section
3.10 of any applicable Primary Liquidity Facility, (C) any Primary Liquidity
Facility of such initial Primary Liquidity Provider shall become a Downgraded
Facility or a Non-Extended Facility or a Downgrade Drawing or a Non-Extension
Drawing shall have occurred under any Primary Liquidity Facility of such initial
Primary Liquidity Provider or (D) such initial Primary Liquidity Provider shall have breached any of its payment (including, without limitation, funding)
obligations under any Primary Liquidity Facility in respect of which it is the
Primary Liquidity Provider. If such Replacement Primary Liquidity Facility is provided at any time after a Downgrade Drawing or Non-Extension Drawing has been made under the applicable Primary Liquidity Facility, all funds on deposit in the applicable Primary Cash Collateral Account will be

                                       40

returned to the applicable Primary Liquidity Provider being replaced, to the extent such Primary Liquidity Provider has not been previously reimbursed for such drawing.

                    (ii)  If a Primary Liquidity Provider shall determine not to extend its applicable Primary Liquidity Facility in accordance with Section
3.5(d), then such Primary Liquidity Provider may, at its option, arrange for a
Replacement Primary Liquidity Facility to replace its applicable Primary
Liquidity Facility during the period no earlier than 40 days and no later than
25 days prior to the then effective Stated Expiration Date of such Primary
Liquidity Facility. At any time after a Non-Extension Drawing has been made under any Primary Liquidity Facility or at any time after the Primary Liquidity
Provider has extended the Stated Expiration Date pursuant to Section 2.11 of the related Primary Liquidity Facility, the Primary Liquidity Provider thereunder may, at its option, arrange for a Replacement Primary Liquidity Facility to replace the Primary Liquidity Facility under which such Non-Extension Drawing or extension has been made.

                    (iii) No Replacement Primary Liquidity Facility arranged by
JetBlue or a Primary Liquidity Provider in accordance with clause (i) or (ii)
above or pursuant to Section 3.5(c), respectively, shall become effective and no such Replacement Primary Liquidity Facility shall be deemed a "Primary Liquidity
Facility" under the Operative Agreements, unless and until (A) each of the conditions referred to in sub-clauses (iv)(x) and (z) below shall have been satisfied, (B) if such Replacement Primary Liquidity Facility shall materially adversely affect the rights, remedies, interests or obligations of the
Certificateholders of the applicable Class under any of the Operative
Agreements, the applicable Trustee shall have consented, in writing, to the execution and issuance of such Primary Replacement Liquidity Facility and (C) in the case of a Primary Replacement Liquidity Facility arranged by a Primary
Liquidity Provider under Section 3.5(e)(ii) or pursuant to Section 3.5(c), such
Replacement Primary Liquidity Facility is acceptable to JetBlue.

                    (iv)  In connection with the issuance of each Replacement
Primary Liquidity Facility, the Subordination Agent shall (x) prior to the issuance of such Replacement Primary Liquidity Facility, obtain written confirmation from each Rating Agency that such Replacement Primary Liquidity
Facility will not cause a reduction, withdrawal or suspension of any rating then in effect for any Class of Certificates by such Rating Agency (without regard to any downgrading of any rating of the applicable Primary Liquidity Provider being replaced pursuant to Section 3.5(c) hereof and, without regard to the applicable
Policy, if any) and the written consent of the Policy Provider that is insuring payment on the Class of Certificates that will have the benefit of such
Replacement Primary Liquidity Facility, if any, (which consent will not be unreasonably withheld or delayed), (y) pay all Liquidity Obligations then owing to the replaced Primary Liquidity Provider (which payment shall be made first from available funds in the applicable Primary Cash Collateral Account as described in clause (v) of Section 3.5(f) hereof, and thereafter from any other available source, including, without limitation, a drawing under the applicable
Replacement Primary Liquidity Facility) and (z) cause the issuer of the applicable Replacement Primary Liquidity Facility to deliver the Replacement
Primary Liquidity Facility to the Subordination Agent, together with a legal opinion opining that such Replacement Primary Liquidity Facility is an enforceable obligation of such Replacement Primary Liquidity Provider. In connection with the issuance of each Replacement Primary Liquidity Facility, the
Primary Liquidity Provider being replaced agrees to return its certified copy of the applicable

                                       41

Policy, if any, to the applicable Policy Provider, if any, prior to the issuance of such Replacement Primary Liquidity Facility.

                    (v)   Upon satisfaction of the conditions set forth in
clauses (iii) and (iv) of this Section 3.5(e) with respect to a Replacement
Primary Liquidity Facility, (w) the replaced Primary Liquidity Facility shall terminate, (x) the Subordination Agent shall, if and to the extent so requested by JetBlue or the Primary Liquidity Provider being replaced, execute and deliver any certificate or other instrument required in order to terminate the replaced
Primary Liquidity Facility, shall surrender the replaced Primary Liquidity
Facility to the Primary Liquidity Provider being replaced and shall execute and deliver the Replacement Primary Liquidity Facility and any associated Fee
Letter, (y) each of the parties hereto shall enter into any amendments to this
Agreement necessary to give effect to (1) the replacement of the applicable
Primary Liquidity Provider with the applicable Replacement Primary Liquidity
Provider and (2) the replacement of the applicable Primary Liquidity Facility with the Replacement Primary Liquidity Facility and (z) the applicable
Replacement Primary Liquidity Provider shall be deemed to be a Primary Liquidity
Provider with the rights and obligations of a Primary Liquidity Provider hereunder and under the other Operative Agreements and such Replacement Primary
Liquidity Facility shall be deemed to be a Primary Liquidity Facility hereunder and under the other Operative Agreements.

            (f)     Cash Collateral Accounts; Above-Cap Accounts; Withdrawals;
Investments. In the event the Subordination Agent shall draw all available amounts under a Primary Liquidity Facility pursuant to Section 3.5(c), 3.5(d) or
3.5(i) hereof, or in the event amounts are to be deposited in an applicable
Primary Cash Collateral Account pursuant to subclause (i)(A) or (i)(B) of clause
"fourth" of Section 3.2, amounts so drawn or to be deposited, as the case may be, shall be deposited by the Subordination Agent in the applicable Primary Cash
Collateral Account. If an Above-Cap Liquidity Provider shall at any time make a
Termination Amount payment under the applicable Above-Cap Liquidity Facility, such Termination Amount payment shall be deposited by the Subordination Agent in the applicable Above-Cap Collateral Account, to be applied as specified below in this Section 3.5(f). All amounts on deposit in each Cash Collateral Account shall be invested and reinvested in Eligible Investments in accordance with
Section 2.2(b) hereof.

            On each Interest Payment Date (or, in the case of any Special
Distribution Date occurring in connection with the redemption, purchase or prepayment of any Equipment Note as contemplated in Section 2.4(a) hereof occurring (a "Special Distribution Withdrawal"), on such Special Distribution
Date), Investment Earnings on amounts on deposit in the applicable Primary Cash
Collateral Account (or, in the case of any Special Distribution Withdrawal, a fraction of such Investment Earnings equal to the Applicable Fraction) shall be deposited in the Collection Account (or, in the case of a Special Distribution
Withdrawal, the Special Payments Account) and applied on such Interest Payment
Date (or Special Distribution Date, as the case may be) in accordance with
Section 3.2 or 3.3 (as applicable). Investment Earnings on amounts on deposit in the applicable Above-Cap Collateral Account shall be credited to such account and applied in the same manner as the applicable Termination Amount payment credited thereto. Investment Earnings on amounts on deposit in the applicable
Above-Cap Account shall be credited to such account and applied in the same manner as Above-Cap Payments credited thereto. The Subordination Agent shall deliver a written statement to JetBlue, and to each Liquidity Provider and
Policy Provider one day prior to each Interest Payment Date and Special
Distribution Date

                                       42

setting forth the aggregate amount of Investment Earnings held in the Cash
Collateral Accounts as of such date. The Subordination Agent shall also deliver a written statement to JetBlue, and to each Liquidity Provider and Policy
Provider one day after each Distribution Date on which amounts have been deposited in an Above-Cap Account and/or withdrawn from an Above-Cap Collateral
Account setting forth the amount of such deposit and/or withdrawal. In addition, from and after the date funds are so deposited, the Subordination Agent shall make withdrawals from such accounts as follows (provided that the Individual
Drawn Percentage of any withdrawal specified in clause (i)(A), (ii)(A) or
(iii)(A) below, together with the sum of (x) the Individual Drawn Percentages of unreimbursed withdrawals under clause (i)(A), (ii)(A) or (iii)(A), respectively, and (y) the Individual Drawn Percentages of any unreimbursed Interest Drawing made under the related Primary Liquidity Facility, shall not exceed one hundred percent) provided that the Subordination Agent shall not make any such withdrawal from the applicable Cash Collateral Account in respect of any Class of Insured Senior Certificates on any Distribution Date on which the proceeds of a Final Disposition are being distributed:

            (i)     on each Distribution Date, the Subordination Agent shall, to the extent it shall not have received funds to pay accrued and unpaid interest due and owing on the Certificates of any Class (at the applicable
      Stated Interest Rate for such Class of Certificates) after giving effect to the subordination provisions of this Agreement, (A) withdraw from the
      Primary Cash Collateral Account, if any, funded by the Primary Liquidity
      Facility, if any, in respect of such Certificates, and pay to the applicable Trustee for such Class of Certificates, an amount equal to the lesser of (x) an amount necessary to pay accrued and unpaid interest (at the applicable Stated Interest Rate for such Certificates) on such
      Certificates and (y) the amount on deposit in such Primary Cash Collateral
      Account, if any, and (B) if an "Above-Cap Payment" would have been required to be made on such Distribution Date pursuant to the terms of the applicable Above-Cap Liquidity Facility, if any, in respect of such
      Certificates, were such applicable Liquidity Facility still in effect, withdraw from the applicable Above-Cap Collateral Account, if any, and deposit in the applicable Above-Cap Account, an amount (if any) equal to the lesser of (x) an amount equal to such Above-Cap Payment and (y) the amount on deposit in such Above-Cap Collateral Account, if any;

            (ii)    on each date on which the Pool Balance of any Trust with
      respect to any Class of Certificates shall have been reduced by payments made to the applicable Certificateholders of such Class of Certificates pursuant to Section 3.2 hereof or otherwise, the Subordination Agent shall withdraw from the applicable Primary Cash Collateral Account, if any, funded by the Primary Liquidity Facility, if any, in respect of such
      Certificates such amount as is necessary so that, after giving effect to the reduction of such Pool Balance on such date (and any reduction in the amounts on deposit in such Primary Cash Collateral Account, if any, resulting from a prior withdrawal of amounts on deposit in such Primary
      Cash Collateral Account, if any, on such date) and any transfer of
      Investment Earnings from such Cash Collateral Account, if any, to the
      Collection Account or the Special Payments Account on such date, an amount equal to the sum of the applicable Required Amount with respect to such
      Primary Cash Collateral Account, if any, plus (if on a Distribution Date not coinciding with an Interest Payment Date) Investment Earnings on deposit in such Primary Cash Collateral Account, if any, (after giving effect to any such transfer of Investment Earnings) will be on deposit in such

                                       43

      Primary Cash Collateral Account, if any, and shall first, pay such withdrawn amount to the applicable Primary Liquidity Provider, if any, that funded such Primary Cash Collateral Account until the Liquidity
      Obligations owing to such Primary Liquidity Provider shall have been paid in full, and second, deposit any remaining applicable withdrawn amount in the Collection Account;

            (iii)   if a Replacement Primary Liquidity Facility shall be
      delivered to the Subordination Agent following the date on which funds have been deposited into a Primary Cash Collateral Account, the
      Subordination Agent shall withdraw all amounts on deposit in such Primary
      Cash Collateral Account and shall pay such amounts to the replaced Primary
      Liquidity Provider, if any, that funded such Primary Cash Collateral
      Account until all Liquidity Obligations owed to such Person shall have been paid in full, and shall deposit any remaining amount in the
      Collection Account; and

            (iv)    (x) following (i) the payment of Final Distributions or (ii)
      the Final Legal Distribution Date with respect to the Certificates of any
      Class, on the date on which the Subordination Agent shall have been notified by the applicable Primary Liquidity Provider, if any, that the
      Primary Liquidity Obligations owed to such applicable Primary Liquidity
      Provider have been paid in full or, if earlier, the first Business Day after such Final Legal Distribution Date, the Subordination Agent shall withdraw all amounts on deposit in the applicable Primary Cash Collateral
      Account, if any, and shall deposit such amount in the Collection Account for distribution in accordance with Section 3.2 and (y) on the first
      Business Day occurring immediately after the earlier of (1) the date of the payment of Final Distributions with respect to such Certificates and
      (2) the Final Legal Distribution Date for such Senior Certificates (after giving effect to all distributions to be made on such date), the
      Subordination Agent shall pay to the applicable Above-Cap Liquidity
      Provider, if any, an amount equal to the sum of the amounts (if any) on deposit in (A) the applicable Above-Cap Account, if any, and (B) the applicable Above-Cap Collateral Account, if any, by wire transfer of funds to the account identified by the applicable Above-Cap Liquidity Provider, if any, funding such Above-Cap Account or Above-Cap Collateral Account in writing to the Subordination Agent.

            (g)     Reinstatement. With respect to any Interest Drawing under a
Primary Liquidity Facility, upon the reimbursement of such Primary Liquidity
Provider for all or any part of the amount of such Interest Drawing, together with any accrued interest thereon, the Available Amount of such Primary
Liquidity Facility shall be reinstated by an amount equal to the product of (i)
the then Required Amount (calculated as if no Interest Drawing is outstanding), and (ii) a fraction, the numerator of which is the amount of such reimbursement
(assuming that Interest Drawings are reimbursed in the order in which they were made) in respect of principal of such Interest Drawing and the denominator of which is the Required Amount at the date of such Interest Drawing (calculated as if no Interest Drawing was then outstanding and on the basis of the lower of the applicable Stated Interest Rate and the applicable Capped Interest Rate as of such date) but not to exceed the Stated Amount for such Primary Liquidity
Facility; provided, however, that such Primary Liquidity Facility shall not be so reinstated in part or in full at any time if (x) any Equipment Note is a
Non-Performing Equipment Note and a Liquidity Event of Default under such
Primary Liquidity Facility shall have occurred and be continuing or (y) a Final
Drawing, Downgrade Drawing or Non-Extension Drawing under such Primary Liquidity

                                       44

Facility shall have occurred; provided further, that any payment by the applicable Policy Provider, if any, to the applicable Primary Liquidity Provider of any amounts pursuant to Section 3.6(d) or the proviso to Section 2.6(c) shall not reinstate the applicable Primary Liquidity Facility, but the applicable
Primary Liquidity Facility (so long as the Primary Liquidity Facility is in effect) shall be reinstated, pro tanto, by an amount equal to the product of (i)
the then Required Amount (calculated as if no Interest Drawing is outstanding), and (ii) a fraction, the numerator of which is the amount of such reimbursement
(assuming that Interest Drawings are reimbursed in the order in which they were made) in respect of principal of such Interest Drawing and the denominator of which is the Required Amount at the date of such Interest Drawing (calculated as if no Interest Drawing was then outstanding and on the basis of the lower of the applicable Stated Interest Rate and the applicable Capped Interest Rate as of such date), to the extent the applicable Policy Provider, if any, receives any reimbursement in respect of such payment under clause "fourth" of Section 3.2, unless (x) any Equipment Note is a Non-Performing Equipment Note and a Liquidity
Event of Default under the applicable Primary Liquidity Facility shall have occurred and be continuing or (y) a Final Drawing, Downgrade Drawing or
Non-Extension Drawing under the applicable Primary Liquidity Facility shall have occurred. In the event that, with respect to any Primary Liquidity Facility, (i)
funds are withdrawn from the applicable Primary Cash Collateral Account funded by such Primary Liquidity Facility pursuant to clause (i) of Section 3.5(f)
hereof or (ii) such Primary Liquidity Facility shall become a Downgraded
Facility or a Non-Extended Facility at a time when unreimbursed Interest
Drawings under such Primary Liquidity Facility have reduced the Available Amount thereunder to zero, then funds received by the Subordination Agent at any time other than (x) any time when a Liquidity Event of Default under such Primary
Liquidity Facility shall have occurred and be continuing and any Equipment Note is a Non-Performing Equipment Note or (y) any time after a Final Drawing under such Primary Liquidity Facility shall have occurred, shall be deposited in such
Cash Collateral Account as and to the extent provided in clause "fourth" of
Section 3.2 and applied in accordance with Section 3.5(f) hereof.

            (h)     Reimbursement. The amount of each drawing under a Primary
Liquidity Facility shall be due and payable, together with interest thereon, on the dates and at the rates, respectively, provided in such Primary Liquidity
Facility. The Subordination Agent shall have no obligation to reimburse any
Above-Cap Liquidity Provider for any Above-Cap Payments and each Above-Cap
Liquidity Provider shall have no interest in any monies credited to any Trust
Account.

            (i)     Final Drawing. Upon receipt from a Primary Liquidity
Provider of a Termination Notice with respect to its applicable Primary
Liquidity Facility, the Subordination Agent shall, not later than the date specified in such Termination Notice, in accordance with the terms of such
Primary Liquidity Facility, request a drawing under such Primary Liquidity
Facility of all available and undrawn amounts thereunder (a "Final Drawing").
Amounts drawn pursuant to a Final Drawing shall be maintained and invested in accordance with Section 3.5(f) hereof.

            (j)     Reduction of Stated Amount. Promptly following each date on which the Required Amount of a Primary Liquidity Facility is reduced as a result of a reduction in the Pool Balance with respect to the Certificates of the applicable Class (including by reason of a Policy Provider Election) or otherwise, the Stated Amount of the applicable Primary Liquidity Facility,

                                       45

if any, shall automatically be reduced to an amount equal to the applicable
Required Amount with respect to such Primary Liquidity Facility (as calculated by the Subordination Agent after giving effect to such payment).

            (k)     Relation to Subordination Provisions. Subject in the case of a Primary Liquidity Facility to the proviso contained in clause (i) of Section
3.5(b), Interest Drawings under a Primary Liquidity Facility and withdrawals from the applicable Primary Cash Collateral Account and the Above-Cap Account,
in each case, in respect of interest on the Senior Certificates of any Class, will be distributed to the applicable Senior Trustee, notwithstanding Sections
2.1(b) and 3.2.

            (l)     Assignment of Liquidity Facility. The Subordination Agent
agrees not to consent to the assignment by any Liquidity Provider of any of its rights or obligations under any Liquidity Facility or any interest therein, unless (i) JetBlue shall have consented to such assignment and (ii) each Rating
Agency shall have provided a Ratings Confirmation in respect of such assignment and (iii) in the case of a Primary Liquidity Facility only, the applicable
Policy Provider, if any, insuring the Class of Certificates having the benefit of such Primary Liquidity Facility shall have consented to such assignment
(which consent shall not be unreasonably withheld or delayed); provided, that the Subordination Agent shall consent to such assignment if the conditions in the foregoing clauses (i), (ii) and (iii) are satisfied, and the foregoing is not intended to and shall not be construed to limit the rights of a Primary
Liquidity Provider under Section 3.5(e)(ii).

            (m)     Interest Coverage. The interest payable by a Liquidity
Provider under any Liquidity Facility shall include interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding.

            (n)     Termination upon Release of Policy. In the event that (x)
one or more Junior Certificateholders of any Class elect to purchase all of the
Senior Certificates of each Class pursuant to Section 6.01(b) of the applicable
Trust Agreements and, in connection therewith, the purchasing Junior
Certificateholders elect to surrender the Policy, if any, applicable to any
Class of Senior Certificates to the applicable Policy Provider for cancellation
(thereby releasing such Policy Provider from its obligations under such Policy)
or (y) the Senior Certificateholders of any Class (including any Policy Provider that shall have become the Senior Certificateholder of any Class as to which it has not provided a Policy) shall have otherwise elected to surrender the Policy, if any applicable to such Class, pursuant to Section 6.01(b) of the applicable
Trust Agreement, the Primary Liquidity Facility applicable to such Class shall be terminated (such termination as to such Primary Liquidity Facility, the
"Special Termination"), effective upon such surrender, provided, that such termination shall not affect the right of any Primary Liquidity Provider to be paid all its respective Liquidity Obligations hereunder to the extent such
Liquidity Obligations are not paid by the Junior Certificateholders or Senior
Certificateholders, as applicable. For the avoidance of doubt, the surrender of a Policy by either the Junior Certificateholders or the Senior
Certificateholders shall not be effective unless and until the applicable
Primary Liquidity Provider shall have been paid all Liquidity Obligations owing to such Primary Liquidity Provider.

                                       46

            SECTION 3.6. The Policy. (a) Interest Drawings. If on any Regular
Distribution Date (which is not also the Final Legal Distribution Date or a
Special Distribution Date established pursuant to Section 3.6(b) or (c)) after giving effect to the application of available funds in accordance with the subordination provisions of this Agreement and to the application of Prior
Funds, the Subordination Agent does not then have sufficient funds available for the payment of all amounts due and owing in respect of accrued and unpaid interest on the Senior Certificates of any Class which has the benefit of a
Policy ("Insured Senior Certificates") at the applicable Stated Interest Rate for such Class (calculated assuming that JetBlue will not cure any Payment
Default) ("Accrued Class G Interest"), then the Subordination Agent (A) prior to
12:00 p.m. (New York City time) on such Distribution Date shall deliver a Notice for Payment, as provided in the applicable Policy for such Class, to the applicable Policy Provider and its Fiscal Agent, requesting a Policy Drawing under applicable Policy (for payment into the applicable Policy Account) in an amount sufficient to enable the Subordination Agent to pay such Accrued Class G
Interest and (B) upon receipt shall pay such amount from the applicable Policy
Account to the applicable Senior Trustee in payment of such Accrued Class G
Interest.

            (b)     Proceeds Deficiency Drawing. If on any Special Distribution
Date (which is not also an Election Distribution Date or a Special Distribution
Date established pursuant to the second paragraph of Section 3.6(c)) established by the Subordination Agent by reason of its receipt of a Special Payment constituting the proceeds from the sale and final disposition of all Equipment
Notes (as to which there has been a payment default or which has been accelerated) or of all of the Pledged Spare Parts and Pledged Spare Engines
subject to the Lien of the Indenture at the time of such sale, as the case may be (each, a "Final Disposition"), after giving effect to the application of such proceeds in accordance with the subordination provisions of this Agreement (but without regard to any funds available under the applicable Primary Liquidity
Facility, Primary Cash Collateral Account or the Above-Cap Account), the
Subordination Agent does not then have sufficient funds available for (A) the payment in full of the then outstanding Pool Balance of the Senior Certificates of all Classes and (B) the payment of accrued and unpaid interest thereon at the applicable Stated Interest Rate(s) for the Senior Certificates of all Classes
for the period from the immediately preceding Regular Distribution Date to such
Special Distribution Date (calculated assuming that JetBlue will not cure any
Payment Default), then the Subordination Agent (i) prior to 12:00 p.m. (New York
City time) on such Special Distribution Date shall deliver Notice(s) for
Payment, as provided in each Policy, to each Policy Provider and Fiscal Agent, requesting Policy Drawing(s) under each Policy (for payment into the applicable
Policy Accounts) in an amount sufficient to enable the Subordination Agent to pay the outstanding Pool Balance of the Insured Senior Certificates that have the benefit of such Policy and the amount of such accrued and unpaid interest thereon and (ii) upon receipt shall pay such amount from such Policy Accounts to the applicable Senior Trustee in payment of such reduction in the outstanding applicable Pool Balance of the Insured Senior Certificates applicable to such
Policy plus such accrued and unpaid interest thereon.

            (c)     No Proceeds Drawing. If a Payment Default exists with
respect to any Senior Equipment Note (without giving effect to any Acceleration or any payments by any Liquidity Provider or the Policy Provider) for a period of eight consecutive Interest Periods (such period, the "Default Period") and continues to exist on the Regular Distribution Date on which such eighth
Interest Period ends, on the 25th day following such Regular Distribution Date
(or if such 25th day is not a Business Day, the next Business Day), unless a
Policy Provider Election

                                       47

has been made with respect to such Senior Equipment Note or the Subordination
Agent has received a Special Payment constituting proceeds from a Final
Disposition during such Default Period, the Subordination Agent shall deliver a
Notice for Payment, as provided in each applicable Policy, to each applicable
Policy Provider and its applicable Fiscal Agent, requesting Policy Drawing(s)
under each such Policy (for payment into the applicable Policy Account(s)) in an amount equal to the then outstanding principal amount of the Senior Equipment
Note applicable to the Class of Insured Senior Certificates that has the benefit of such Policy (less the aggregate amount of any Policy Drawings previously paid by such Policy Provider in respect of principal on such Insured Senior
Certificates) plus accrued and unpaid interest thereon at the applicable Stated
Interest Rate for such Insured Senior Certificates (calculated assuming that
JetBlue will not cure any Payment Default) from the immediately preceding
Regular Distribution Date to such Special Distribution Date. Unless a Policy
Provider Election has been made or deemed to have been made, the Subordination
Agent shall promptly, but not less than 25 days prior to such Special
Distribution Date, send to the applicable Senior Trustees and the Policy
Providers a Written Notice setting forth the non-receipt of any such Special
Payment and establishing such Special Distribution Date as the date for the distribution of the proceeds of such Policy Drawings. No later than 12:00 p.m.
(New York City time) on the specified Special Distribution Date, the
Subordination Agent shall make the specified Policy Drawings and upon its receipt of the proceeds thereof pay the amount thereof from the applicable
Policy Accounts to the applicable Senior Trustee in reduction of the outstanding
Pool Balance of each applicable Class of Insured Senior Certificates having the benefit of the applicable Policy together with such accrued and unpaid interest thereon. For the avoidance of doubt, after the payment in full of such amount under this Section 3.6(c), the Subordination Agent shall have no right to make any further Policy Drawings under this Section 3.6(c) except for Avoided
Payments as provided in Section 3.6(f).

            Notwithstanding the foregoing, each Policy Provider has the right, by Written Notice to the Subordination Agent given at least 10 days prior to the end of any such 24-month period, so long as no Policy Provider Default with respect to such Policy Provider shall have occurred and be continuing, to make an election (the "Policy Provider Election") (which Policy Provider Election shall be deemed to have been given on the day that is ten days prior to end of such 24-month period, unless (x) such Policy Provider shall have affirmatively elected by notice to the Subordination Agent to not make such Policy Provider
Election on or prior to such day, (y) a Policy Provider Default with respect to such Policy Provider shall have occurred and be continuing as of such day or (z)
the Subordination Agent has received a Special Payment constituting the proceeds from a Final Disposition during such 24-month period) instead (a) to pay on such
Special Distribution Date an amount equal to any shortfall in the scheduled principal, if any, and interest payable but not paid (whether by JetBlue or by the application of proceeds from the sale of any Collateral in connection with the exercise of remedies under the Indenture) on the Senior Equipment Note(s)
applicable to the Insured Senior Certificates insured by such Policy Provider
(calculated assuming that JetBlue will not cure any Payment Default), during such 24-month period (reduced by the amount of funds received from the applicable Primary Liquidity Facility, the applicable Primary Cash Collateral
Account, the applicable Above-Cap Account or such Policy Provider to the extent of any Policy Drawings paid by it pursuant to Section 3.6(a) made as a result of a failure of the applicable Primary Liquidity Provider to honor Interest
Drawings under Section 2.02(a) of the applicable Primary Liquidity Facility or a failure of the applicable Above-Cap Liquidity Provider and the applicable
Liquidity

                                       48

Guarantor, if any, to make an Above-Cap Payment under the applicable Above-Cap
Liquidity Facility), (b) thereafter, on each Regular Distribution Date until the establishment of an Election Distribution Date or a Special Distribution Date
referred to in clause (c)(i) below, to permit drawings under the applicable
Policy for an amount equal to the scheduled principal (without regard to any
Acceleration thereof or any Redemption Notice that JetBlue has failed to honor but taking into account any adjustments previously made for redemptions) and interest payments (without duplication of any Policy Drawings pursuant to
Section 3.6(a) and without regard to any funds available under the applicable
Primary Liquidity Facility, Primary Cash Collateral Account or Above-Cap Account
and calculated assuming JetBlue will not cure any Payment Default) at the applicable Stated Interest Rate for such applicable Class of Insured Senior
Certificates that have the benefit of such Policy scheduled to be paid on the
Senior Equipment Note applicable to such Insured Senior Certificates on the related payment date (each such interest payment on the Senior Equipment Notes applicable to any such Class of Insured Senior Certificates, an "Election
Interest Payment"), except that a Policy Provider shall not be required to pay
(x) any amount in respect of principal under this clause (b) on any Regular
Distribution Date (1) if it has theretofore honored Policy Drawings under
Section 3.6(b) or (c) hereof in respect of principal of the applicable Senior
Equipment Notes or (2) if in connection with exercise of remedies under the
Indenture there has previously been a reduction in the outstanding principal balance of the applicable Senior Equipment Note applicable to such Insured
Senior Certificates that have the benefit of such Policy as a result of the application of proceeds from the sale of Collateral, to the extent that after giving effect to the distribution of any such amount or proceeds or both in accordance with the provisions of this Agreement the Pool Balance of such
Insured Senior Certificates as of such Regular Distribution Date would be less than the Pool Balance of such Insured Senior Certificates as of such Regular
Distribution Date were all payments on the applicable Senior Equipment Note applicable to such Insured Senior Certificates to have been made by JetBlue when due (without regard to Acceleration or any Redemption Notice that JetBlue has failed to honor but taking into account any adjustments previously made for redemptions) in accordance with Schedule 1 to such Senior Equipment Note nor (y)
for the avoidance of doubt, any amount in respect of interest under this clause
(b) on such Regular Distribution Date other than accrued and unpaid interest (at the applicable Stated Interest Rate in respect of the Class of Insured Senior
Certificates that has the benefit of such Policy calculated assuming that
JetBlue will not cure any Payment Default) on the Pool Balance of such Insured
Senior Certificates as of such Regular Distribution Date (calculated without giving effect to any Policy Drawing in respect of principal under this clause
(b) on such Regular Distribution Date) and (c) (i) on any Business Day (other than a Regular Distribution Date) elected by such Policy Provider upon 20 days'
Written Notice to the Subordination Agent and the applicable Senior Trustees
(which shall be a Special Distribution Date), have the right to direct the
Subordination Agent, or (ii) following the occurrence of a Policy Provider
Default with respect to such Policy Provider, on any Business Day (which shall be a Special Distribution Date) specified by the Subordination Agent upon 20 days' Written Notice to the applicable Senior Trustee (each such Business Day in the case of clause (ii) an "Election Distribution Date"), permit the
Subordination Agent, in each case, to make a Policy Drawing under the applicable
Policy for an aggregate amount (as determined after giving effect to the application of available funds in accordance with the subordination provisions of this Agreement on such Special Distribution Date) equal to the then outstanding Pool Balance of the Class of Insured Senior Certificates that has the benefit of such Policy and accrued and unpaid interest on such amount at the applicable Stated Interest

                                       49

Rate for such Insured Senior Certificates (calculated assuming that JetBlue will not cure any Payment Default) from the immediately preceding Regular
Distribution Date to such Election Distribution Date or such Special
Distribution Date, as the case may be, without derogation of such Policy
Provider's continuing obligations for all previous Policy Drawings that remain unpaid in respect of the Senior Equipment Notes applicable to any Insured Senior
Certificates insured by such Policy Provider. The Subordination Agent shall make each such drawing referred to in this paragraph under the Policies (for payment into the applicable Policy Account) no later than 12:00 p.m. (New York City time) on each such date and upon its receipt of the proceeds thereof pay the amount thereof from the applicable Policy Account to the applicable Senior
Trustee in reduction of the outstanding Pool Balance of the applicable Insured
Senior Certificates, together with such accrued and unpaid interest thereon.

            (d)     Insured Primary Liquidity Provider Drawing. Drawings
contemplated by this paragraph (d) shall only be applicable with respect to
Primary Liquidity Facilities ("Insured Primary Liquidity Facilities") which are in respect of Senior Certificates, the applicable Policy for which permits drawings for the benefit of such Primary Liquidity Provider. On or after the
Liquidity Provider Reimbursement Date in respect of each Insured Primary
Liquidity Facility, the applicable Policy Provider (upon at least 20 days' prior notice from the Subordination Agent on behalf of such Insured Primary Liquidity
Provider, which notice can be given in advance of the expiry of such 24-month period but cannot become effective until the applicable Liquidity Provider
Reimbursement Date) will be required to honor drawings under its respective
Policy or Policies by the Subordination Agent on behalf of the applicable
Insured Primary Liquidity Provider applicable to any Class of Insured Senior
Certificates that have the benefit of a Policy issued by such Policy Provider in an amount sufficient to repay all outstanding Drawings under each such applicable Insured Primary Liquidity Facility, together with interest accrued thereon in accordance with such Primary Liquidity Facility. Each such Insured
Primary Liquidity Provider hereby appoints the Subordination Agent as its agent for purposes of making the drawing pursuant to this clause (d) and clause (vii)
of the definition of "Deficiency Amount" in the applicable Policy or Policies and the Subordination Agent hereby accepts such appointment and agrees to make such drawings at the direction of any such Insured Primary Liquidity Provider and to promptly distribute all amounts received in respect of such drawings to the applicable Insured Primary Liquidity Providers.

            (e)     Final Policy Drawing. If on the Final Legal Distribution
Date of the Insured Senior Certificates of any Class after giving effect to the application of available funds in accordance with the subordination provisions of this Agreement and to the application of Prior Funds, the Subordination Agent does not then have sufficient funds available on such date for the payment in full of the Final Distributions (calculated as of such date but excluding any accrued and unpaid Premium and calculated assuming that JetBlue will not cure any Payment Default) on the Insured Senior Certificates of such Class, then the
Subordination Agent shall (i) prior to 12:00 p.m. (New York City time) on such date deliver a Notice for Payment, as provided in the applicable Policy covering such Class of Insured Senior Certificates, to the applicable Policy Provider and its Fiscal Agent, requesting a Policy Drawing under such Policy (for payment into the applicable Policy Account) in an amount equal to the minimum amount sufficient to enable the Subordination Agent to pay the Final Distributions
(calculated as of such date but excluding any accrued and unpaid Premium and calculated assuming that JetBlue will not cure any Payment Default) on the
Insured Senior Certificates of such Class and (ii) upon receipt pay such

                                       50

amount from the applicable Policy Account to the applicable Senior Trustee in payment of such amount.

            (f)     Avoidance Drawings. If at any time the Subordination Agent shall have actual knowledge of the issuance of any Final Order applicable to any
Insured Senior Certificates (or related Equipment Notes), the Subordination
Agent shall promptly give notice thereof to the applicable Senior Trustee, the applicable Primary Liquidity Provider and Policy Provider. The Subordination
Agent shall thereupon calculate the relevant Avoided Payments resulting therefrom and shall promptly: (a) send to the applicable Senior Trustee a
Written Notice of such amounts and (b) prior to the expiration of the applicable
Policy or Policies covering such Class of Insured Senior Certificates, deliver to the applicable Policy Provider and its Fiscal Agent a Notice of Avoided
Payment under such Policy, together with a copy of the documentation required by such Policy with respect thereto, requesting a Policy Drawing thereunder (for payment to the receiver, conservator, debtor-in-possession, trustee in bankruptcy or the Subordination Agent, as applicable (for deposit into the applicable Policy Account)) in an amount equal to the amount of relevant Avoided
Payment. To the extent that any portion of such Avoided Payment is to be paid to the Subordination Agent, such Written Notice shall also set the date for the distribution of such portion of the proceeds of such Policy Drawing which date shall constitute a Special Distribution Date and shall be the earlier of three
Business Days after the date of the expiration of the applicable Policy and the
Business Day that immediately follows the 25th day after the date of such
Written Notice. Upon receipt, the Subordination Agent shall pay the proceeds of the specified Policy Drawing under the applicable Policy to the applicable
Senior Trustee. References herein to the termination of a Policy or release of a
Policy Provider, in each case following the surrender of a Policy to a Policy
Provider shall not include the release of the obligations of such Policy
Provider with respect to any payments on the applicable Insured Senior
Certificates made prior to the termination of such Policy and release of such
Policy Provider which becomes an Avoided Payment subsequent to such termination and release and the obligations of such Policy Provider shall continue with respect to such Avoided Payment as and to the extent set forth in such terminated Policy.

            (g)     Application of Policy Drawings. Notwithstanding anything to the contrary contained in this Agreement (including, without limitation,
Sections 2.4 and 3.2), except as provided in Sections 3.5(b) and 3.6(d) hereof, all payments received by the Subordination Agent in respect of a Policy Drawing
(including, without limitation, that portion, if any, of the proceeds of a
Policy Drawing for any Avoided Payment that is to be paid to the Subordination
Agent and not to any receiver, conservator, debtor-in-possession or trustee in bankruptcy as provided in the Policy) shall be promptly paid from the applicable
Policy Account to the applicable Senior Trustee for distribution to the applicable Insured Senior Certificateholders.

            (h)     Limitation to Outstanding Pool Balance; Interest on Policy
Drawings. Notwithstanding anything to the contrary in this Section 3.6, except as provided in Section 3.6(f), at no time shall the Subordination Agent make any
Policy Drawing under any Policy under clause (b), (c) or (e) of this Section 3.6 in excess of the then outstanding Pool Balance of the applicable Class of
Insured Senior Certificates that has the benefit of such Policy and accrued and unpaid interest at the applicable Stated Interest Rate on the applicable Insured
Senior Certificates (calculated assuming that JetBlue will not cure any Payment
Default). Nothing contained in this Intercreditor Agreement shall alter or amend the liabilities, obligations,

                                       51

requirements or procedures of any Policy Provider under any Policy, and no
Policy Provider shall not be obligated to make payment except at the times and in the amounts and under the circumstances expressly set forth in its respective
Policy or Policies.

            (i)     Resubmission of Notice for Payment. If any Policy Provider
at any time informs the Subordination Agent in accordance with its respective
Policy or Policies that a Notice for Payment or Notice of Avoided Payment submitted by the Subordination Agent does not meet the requirements of such
Policy or Policies, the Subordination Agent shall, as promptly as possible after being so informed, submit to such Policy Provider and its Fiscal Agent an amended and revised Notice for Payment or Notice of Avoided Payment, as the case may be, and shall pay to the Senior Trustee out of the applicable Policy
Account(s) the amount received pursuant to such amended or revised Notice for
Payment or Notice of Avoided Payment, as the case may be, when received.

            (j)     Subrogation. Each Policy Provider will be subrogated to all of the rights of (i) the Senior Certificateholders to payment on the applicable
Insured Senior Certificates that have the benefit of the Policy issued by such
Policy Provider only to the extent of payment made in respect thereof under its applicable Policy as set forth herein and (ii) the rights of the applicable
Primary Liquidity Provider to payment under the applicable Primary Liquidity
Facility only to the extent of payment made in respect thereof under the applicable Policy as set forth herein, such subrogation rights to be expressly subject to Section 3.2 hereof and the other provisions of this Agreement, and without duplication of any amounts payable to the applicable Policy Provider under this Agreement or any applicable Policy Provider Document.

            (k)     Interest Coverage. The interest payable by a Policy Provider under its applicable Policy or Policies shall include interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding.

                                   ARTICLE IV

                              EXERCISE OF REMEDIES

            SECTION 4.1. Directions from the Controlling Party. (a) (i)
Following the occurrence and during the continuation of an Indenture Default, the Controlling Party shall direct the Subordination Agent, which in turn shall direct the Mortgagee under the Indenture, in the exercise of remedies available to the holders of the Equipment Notes, including, without limitation, the ability to vote all the Equipment Notes in favor of Accelerating the Equipment
Notes in accordance with the provisions of the Indenture. Subject to the provisions of the next paragraph, if the Equipment Notes have been Accelerated following an Indenture Default, the Controlling Party may direct the
Subordination Agent to sell, assign, contract to sell or otherwise dispose of and deliver some or all of the Pledged Spare Parts or all (but not less than all) of the Equipment Notes to any Person at public or private sale, at any location at the option of the Controlling Party, all upon such terms and conditions as it may reasonably deem advisable in accordance with applicable law.

                                       52

            (ii)    Notwithstanding the foregoing, so long as any Certificates remain Outstanding, during the period ending on the date which is nine months after the earlier of (x) the Acceleration of the Equipment Notes or (y) the
occurrence of a JetBlue Bankruptcy Event, without the consent of each Trustee, no Pledged Spare Parts or Equipment Notes may be sold if the net proceeds from such sale would be less than the Minimum Sale Price.

            (iii)   At the request of the Controlling Party, the Subordination
Agent shall from time to time during the continuance of an Indenture Default
(and before the occurrence of a Triggering Event) commission an Appraisal with respect to the Collateral subject to the Indenture.

            (iv)    After a Triggering Event occurs and any Equipment Note is a
Non-Performing Equipment Note, the Subordination Agent shall obtain an Appraisal with respect to the Collateral as soon as practicable and an additional
Appraisal on or prior to each anniversary of the date of such initial Appraisal;
provided that if the Controlling Party reasonably objects to the appraised value of the Collateral shown in such Appraisal, the Controlling Party shall have the right to obtain or cause to be obtained a substitute Appraisal (including any
Appraisal based upon physical inspection of the Collateral). For the avoidance of doubt, the obligation of the Subordination Agent to obtain an Appraisal under this Section 4.1(a)(iv) shall not in any way diminish or discharge JetBlue's obligation to provide Appraisals under the Collateral Maintenance Agreement.

            (b)     Following the occurrence and during the continuance of an
Indenture Default, the Controlling Party shall take such actions as it may reasonably deem most effectual to complete the sale or other disposition of the
Collateral or the Equipment Notes. In addition, in lieu of any sale, assignment, contract to sell or other disposition, the Controlling Party may maintain or cause the Subordination Agent to maintain possession of the Equipment Notes and continue to apply monies received in respect of the Equipment Notes in accordance with Article III hereof. In addition, in lieu of such sale, assignment, contract to sell or other disposition, or in lieu of such maintenance of possession, the Controlling Party may, subject to the terms and conditions of the Indenture, instruct the Mortgagee to foreclose on the Lien on the Collateral or to take any other remedial action permitted under the
Indenture or under any applicable law.

            SECTION 4.2. Remedies Cumulative. Each and every right, power and remedy given to the Trustees, each Liquidity Provider, each Policy Provider, the
Controlling Party or the Subordination Agent specifically or otherwise in this
Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may, subject always to the terms and conditions hereof, be exercised from time to time and as often and in such order as may be deemed expedient by any Trustee, any Liquidity Provider, any
Policy Provider, the Controlling Party or the Subordination Agent, as
appropriate, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by any Trustee, any Liquidity Provider, any Policy Provider, the Controlling
Party or the Subordination Agent in the exercise of any right, remedy or power or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default or to be an acquiescence therein.

                                       53

            SECTION 4.3. Discontinuance of Proceedings. In case any party to this Agreement (including the Controlling Party in such capacity) shall have instituted any Proceeding to enforce any right, power or remedy under this
Agreement by foreclosure, entry or otherwise, and such Proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Person instituting such Proceeding, then and in every such case each such party shall, subject to any determination in such Proceeding, be restored to its former position and rights hereunder, and all rights, remedies and powers of such party shall continue as if no such Proceeding had been instituted.

            SECTION 4.4. Right of Certificateholders, Liquidity Providers and
the Policy Providers to Receive Payments Not to Be Impaired. Anything in this
Agreement to the contrary notwithstanding but subject to each Trust Agreement, the right of any Certificateholder, any Liquidity Provider or Policy Provider,
respectively, to receive payments hereunder (including without limitation pursuant to Section 2.4 or 3.2 hereof) when due, or to institute suit for the enforcement of any such payment on or after the applicable Distribution Date, shall not be impaired or affected without the consent of such Certificateholder,
Liquidity Provider or Policy Provider, respectively.

            SECTION 4.5. Undertaking for Costs. In any Proceeding for the
enforcement of any right or remedy under this Agreement or in any Proceeding against any Controlling Party or the Subordination Agent for any action taken or omitted by it as Controlling Party or Subordination Agent, as the case may be, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. The provisions of this Section do not apply to a suit instituted by the Subordination Agent or a
Liquidity Provider, Policy Provider or Trustee or a suit by Certificateholders holding more than 10% of the original principal amount of any Class of
Certificates.

                                    ARTICLE V

                       DUTIES OF THE SUBORDINATION AGENT;
                          AGREEMENTS OF TRUSTEES, ETC.

            SECTION 5.1. Notice of Indenture Default or Triggering Event. (a) In
the event the Subordination Agent shall have actual knowledge of the occurrence of an Indenture Default or a Triggering Event, as promptly as practicable, and in any event within 10 days after obtaining knowledge thereof, the Subordination
Agent shall transmit by mail or courier to the Rating Agencies, the Liquidity
Providers, the Policy Providers and the Trustees notice of such Indenture
Default or Triggering Event, unless such Indenture Default or Triggering Event shall have been cured or waived. For all purposes of this Agreement, in the absence of actual knowledge on the part of a Responsible Officer, the
Subordination Agent shall not be deemed to have knowledge of any Indenture
Default or Triggering Event unless notified in writing by one or more Trustees, one or more of the Liquidity Providers, the Policy Provider or one or more
Certificateholders.

                                       54

            (b)     Other Notices. The Subordination Agent will furnish to each
Liquidity Provider, Policy Provider and Trustee, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Subordination Agent as registered holder of the Equipment Notes or otherwise in its capacity as
Subordination Agent to the extent the same shall not have been otherwise directly distributed to such Liquidity Provider, Policy Provider or Trustee, as applicable, pursuant to the express provision of any other Operative Agreement.

            (c)     Upon the occurrence of an Indenture Default, the
Subordination Agent shall instruct each Trustee to, and each Trustee shall, request that DTC post on its internet bulletin board a securities position listing setting forth the names of all the parties reflected on DTC's books as holding interests in the Certificates.

            (d)     Reports. Promptly after the occurrence of a Triggering Event or an Indenture Default resulting from the failure of JetBlue to make payments on any Equipment Note and on every Regular Distribution Date while the
Triggering Event or such Indenture Default shall be continuing, the
Subordination Agent will provide to each Trustee, each Liquidity Providers, each
Policy Provider, the Rating Agencies and JetBlue a statement setting forth the following information:

            (i)     after a JetBlue Bankruptcy Event, whether the Pledged Spare
Parts or Spare Engines included in the Collateral are (A) subject to the 60-day period of Section 1110 of the Bankruptcy Code, (B) subject to an election by
JetBlue under Section 1110(a) of the Bankruptcy Code, (C) covered by an agreement contemplated by Section 1110(b) of the Bankruptcy Code or (D) not
subject to any of (A), (B) or (C);

            (ii)    to the best of the Subordination Agent's knowledge, after
requesting such information from JetBlue, the location of the Pledged Spare
Parts and such Spare Engines;

            (iii)   the current Pool Balance of each Class of Certificates and the outstanding principal amount of all Equipment Notes;

            (iv)    the expected amount of interest which will have accrued on the Equipment Notes and on the Certificates as of the next Regular Distribution
Date;

            (v)     the amounts paid to each person on such Distribution Date
pursuant to this Agreement;

            (vi)    details of the amounts paid on such Distribution Date
identified by reference to the relevant provision of this Agreement and the source of payment (by party, if applicable);

            (vii)   if the Subordination Agent has made a Final Drawing under
any Primary Liquidity Facility;

            (viii)  the amounts currently owed to each Liquidity Provider;

            (ix)    the amounts drawn under each Liquidity Facility;

                                       55

            (x)     the amounts owed to each Policy Provider; and

            (xi)    after a JetBlue Bankruptcy Event, any operational reports
filed by JetBlue with the bankruptcy court which are available to the
Subordination Agent on a non-confidential basis.

            SECTION 5.2. Indemnification. The Subordination Agent shall not be required to take any action or refrain from taking any action under Section 5.1
(other than the first sentence thereof) or Article IV hereof unless the
Subordination Agent shall have been indemnified (to the extent and in the manner reasonably satisfactory to the Subordination Agent) against any liability, cost or expense (including counsel fees and expenses) which may be incurred in connection therewith. The Subordination Agent shall not be under any obligation to take any action under this Agreement and nothing contained in this Agreement shall require the Subordination Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The
Subordination Agent shall not be required to take any action under Section 5.1
(other than the first sentence thereof) or Article IV hereof, nor shall any other provision of this Agreement be deemed to impose a duty on the
Subordination Agent to take any action, if the Subordination Agent shall have been advised by counsel that such action is contrary to the terms hereof or is otherwise contrary to law.

            SECTION 5.3. No Duties Except as Specified in Intercreditor
Agreement. The Subordination Agent shall not have any duty or obligation to take or refrain from taking any action under, or in connection with, this Agreement, except as expressly provided by the terms of this Agreement; and no implied duties or obligations shall be read into this Agreement against the
Subordination Agent. The Subordination Agent agrees that it will, in its individual capacity and at its own cost and expense (but without any right of indemnity in respect of any such cost or expense under Sections 5.2 or 7.1 hereof) promptly take such action as may be necessary to duly discharge all
Liens on any of the Trust Accounts or any monies deposited therein which result from claims against it in its individual capacity not related to its activities hereunder or any other Operative Agreement.

            SECTION 5.4. Notice from the Liquidity Providers and Trustees. If any Liquidity Provider or Trustee has notice of an Indenture Default or a
Triggering Event, such Person shall promptly give notice thereof to all other
Liquidity Providers, the Policy Providers and Trustees and to the Subordination
Agent, provided, however, that no such Person shall have any liability hereunder as a result of its failure to deliver any such notice.

                                   ARTICLE VI

                             THE SUBORDINATION AGENT

            SECTION 6.1. Authorization; Acceptance of Trusts and Duties. The
Senior Trustee hereby designates and appoints the Subordination Agent as the agent and trustee of the

                                       56

Senior Trustee under the Liquidity Facilities and the Policy Provider Agreements
and authorizes the Subordination Agent to enter into each Liquidity Facility and
Policy Provider Agreement as agent and trustee for the Senior Trustee. Each of the Liquidity Providers, the Policy Providers and the Trustees hereby designates and appoints the Subordination Agent as the Subordination Agent under this
Agreement. WTC hereby accepts the duties hereby created and applicable to it as the Subordination Agent and agrees to perform the same but only upon the terms of this Agreement and agrees to receive and disburse all monies received by it in accordance with the terms hereof. The Subordination Agent shall not be answerable or accountable under any circumstances, except (a) for its own willful misconduct or gross negligence (or ordinary negligence in the handling of funds), (b) as provided in Sections 2.2 or 5.3 hereof and (c) for liabilities that may result from the material inaccuracy of any representation or warranty of the Subordination Agent made in its individual capacity in any Operative
Agreement. The Subordination Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Subordination Agent, unless it is proved that the Subordination Agent was negligent in ascertaining the pertinent facts.

            SECTION 6.2. Absence of Duties. The Subordination Agent shall have no duty to see to any recording or filing of this Agreement or any other document, or to see to the maintenance of any such recording or filing.

            SECTION 6.3. No Representations or Warranties as to Documents. The
Subordination Agent in its individual capacity does not make nor shall be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Agreement or any other Operative Agreement or as to the correctness of any statement contained in any thereof, except for the representations and warranties of the Subordination Agent, made in its individual capacity, under any Operative Agreement to which it is a party. The
Certificateholders, the Trustees, the Liquidity Providers and the Policy
Providers make no representation or warranty hereunder whatsoever.

            SECTION 6.4. No Segregation of Monies; No Interest. Any monies paid to or retained by the Subordination Agent pursuant to any provision hereof and not then required to be distributed to any Trustee, the Primary Liquidity
Providers or the Policy Providers as provided in Articles II and III (and the related definitions) hereof or deposited into one or more Trust Accounts need not be segregated in any manner except to the extent required by such Articles
II and III and by law, and the Subordination Agent shall not (except as otherwise provided in Section 2.2 hereof) be liable for any interest thereon;
provided, however, that any payments received or applied hereunder by the
Subordination Agent shall be accounted for by the Subordination Agent so that any portion thereof paid or applied pursuant hereto shall be identifiable as to the source thereof.

            SECTION 6.5. Reliance; Agents; Advice of Counsel. The Subordination
Agent shall not incur liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. As to the Pool
Balance of any Trust as of any date, the Subordination Agent may for all purposes hereof rely on a certificate signed by any Responsible Officer of the applicable Trustee, and such certificate shall constitute full protection to the
Subordination Agent for any action taken or omitted to be

                                       57

taken by it in good faith in reliance thereon. As to any fact or matter relating to the Liquidity Providers, the Policy Providers or the Trustees the manner of ascertainment of which is not specifically described herein, the Subordination
Agent may for all purposes hereof rely on a certificate, signed by any
Responsible Officer of the applicable Liquidity Provider, Policy Provider or
Trustee, as the case may be, as to such fact or matter, and such certificate shall constitute full protection to the Subordination Agent for any action taken or omitted to be taken by it in good faith in reliance thereon. The
Subordination Agent shall assume, and shall be fully protected in assuming, that each of the Liquidity Providers and Policy Providers and each of the Trustees are authorized to enter into this Agreement and to take all action to be taken by them pursuant to the provisions hereof, and shall not inquire into the authorization of each of the Liquidity Providers, Policy Providers and Trustees
with respect thereto. In the administration of the trusts hereunder, the
Subordination Agent may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may consult with counsel, accountants and other skilled persons to be selected and retained by it, and the Subordination Agent shall not be liable for the acts or omissions of any agent appointed with due care or for anything done, suffered or omitted in good faith by it in accordance with the advice or written opinion of any such counsel, accountants or other skilled persons.

            SECTION 6.6. Capacity in Which Acting. The Subordination Agent acts hereunder solely as agent and trustee herein and not in its individual capacity, except as otherwise expressly provided in the Operative Agreements.

            SECTION 6.7. Compensation. The Subordination Agent shall be entitled to reasonable compensation, including expenses and disbursements, for all services rendered hereunder and shall have a priority claim to the extent set forth in Article III hereof on all monies collected hereunder for the payment of such compensation, to the extent that such compensation shall not be paid by others. The Subordination Agent agrees that it shall have no right against any
Trustee, Liquidity Provider or Policy Provider for any fee as compensation for its services as agent under this Agreement. The provisions of this Section 6.7 shall survive the termination of this Agreement.

            SECTION 6.8. May Become Certificateholder. The institution acting as
Subordination Agent hereunder may become a Certificateholder and have all rights and benefits of a Certificateholder to the same extent as if it were not the institution acting as the Subordination Agent.

            SECTION 6.9. Subordination Agent Required; Eligibility. There shall at all times be a Subordination Agent hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any State or the District of Columbia having a combined capital and surplus of at least $100,000,000 (or the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States of America, any
State thereof or of the District of Columbia and having a combined capital and surplus of at least $100,000,000), if there is such an institution willing and able to perform the duties of the Subordination Agent hereunder upon reasonable or customary terms. Such corporation shall be a citizen of the United States and shall be authorized under the laws of the United States or any State thereof or of the District of Columbia to exercise corporate trust powers and shall be

                                       58

subject to supervision or examination by federal, state or District of Columbia authorities. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of any of the aforesaid supervising or examining authorities, then, for the purposes of this Section
6.9, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

            In case at any time the Subordination Agent shall cease to be eligible in accordance with the provisions of this Section, the Subordination
Agent shall resign immediately in the manner and with the effect specified in
Section 8.1.

            SECTION 6.10. Money to Be Held in Trust. All Equipment Notes, monies and other property deposited with or held by the Subordination Agent pursuant to this Agreement shall be held in trust for the benefit of the parties entitled to such Equipment Notes, monies and other property. All such Equipment Notes, monies or other property shall be held in the Trust Department of the institution acting as Subordination Agent hereunder.

                                   ARTICLE VII

                     INDEMNIFICATION OF SUBORDINATION AGENT

            SECTION 7.1. Scope of Indemnification. The Subordination Agent shall be indemnified hereunder to the extent and in the manner described in Section
8.1 of each Note Purchase Agreement. The indemnities contained in such Sections of such agreements shall survive the termination of this Agreement.

                                  ARTICLE VIII

                          SUCCESSOR SUBORDINATION AGENT

            SECTION 8.1. Replacement of Subordination Agent; Appointment of
Successor. The Subordination Agent may resign at any time by so notifying the
Trustees, the Liquidity Providers and the Policy Provider. The Controlling Party
may remove the Subordination Agent for cause by so notifying the Subordination
Agent and may appoint a successor Subordination Agent. The Controlling Party shall remove the Subordination Agent if:

            (1)     the Subordination Agent fails to comply with Section 6.9
      hereof;

            (2)     the Subordination Agent is adjudged bankrupt or insolvent;

            (3)     a receiver or other public officer takes charge of the
      Subordination Agent or its property; or

            (4)     the Subordination Agent otherwise becomes incapable of
acting.

            If the Subordination Agent resigns or is removed or if a vacancy exists in the office of Subordination Agent for any reason (the Subordination
Agent in such event being referred to herein as the retiring Subordination
Agent), the Controlling Party shall promptly appoint a successor Subordination
Agent.

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            A successor Subordination Agent shall deliver (x) a written acceptance of its appointment as Subordination Agent hereunder to the retiring
Subordination Agent and (y) a written assumption of its obligations hereunder and under each Liquidity Facility and Policy Provider Agreement to each party hereto, upon which the resignation or removal of the retiring Subordination
Agent shall become effective, and the successor Subordination Agent shall have all the rights, powers and duties of the Subordination Agent under this
Agreement. The successor Subordination Agent shall mail a notice of its succession to the Liquidity Providers, the Policy Providers and the Trustees.
The retiring Subordination Agent shall promptly transfer its rights under each of the Liquidity Facilities and all of the property held by it as Subordination
Agent to the successor Subordination Agent.

            If a successor Subordination Agent does not take office within 60 days after the retiring Subordination Agent resigns or is removed, the retiring
Subordination Agent or one or more of the Trustees may petition any court of competent jurisdiction for the appointment of a successor Subordination Agent.

            If the Subordination Agent fails to comply with Section 6.9 hereof
(to the extent applicable), one or more of the Trustees, one or more of the
Liquidity Providers or Policy Providers may petition any court of competent jurisdiction for the removal of the Subordination Agent and the appointment of a successor Subordination Agent.

            Notwithstanding the foregoing, no resignation or removal of the
Subordination Agent shall be effective unless and until a successor has been appointed. No appointment of a successor Subordination Agent shall be effective unless and until the Rating Agencies shall have delivered a Ratings
Confirmation.

                                   ARTICLE IX

                           SUPPLEMENTS AND AMENDMENTS

            SECTION 9.1. Amendments, Waivers, etc. (a) This Agreement may not be
supplemented, amended or modified without the consent of each Trustee (acting, except in the case of any amendment pursuant to Section 3.5(e)(v)(y) hereof with respect to any Replacement Primary Liquidity Facility, any amendment pursuant to
Section 3.5(c)(iv) hereof with respect to any Replacement Above-Cap Liquidity
Facility or any amendment contemplated by the last sentence of this Section
9.1(a), with the consent of holders of Certificates of the related Class evidencing interests in the related Trust aggregating not less than a majority in interest in such Trust or as otherwise authorized pursuant to the applicable
Trust Agreement), the Subordination Agent, each Liquidity Provider and each
Policy Provider; provided, however, that this Agreement may be supplemented, amended or modified without the consent of any Trustee if such supplement, amendment or modification cures an ambiguity or inconsistency or does not materially adversely affect such Trustee or the holders of the related Class of
Certificates; provided further, however, that, if such supplement, amendment or modification (A) would (x) directly or indirectly modify or supersede, or otherwise conflict with, Section 2.2(b), Section 3.5(e), Section 3.5(f)(other than the last sentence thereof), Section 3.5(l), the last sentence of this
Section 9.1(a), the second sentence of Section 10.6 or this proviso
(collectively, the "JetBlue Provisions") or (y) otherwise adversely affect the interests of a potential Replacement Primary

                                       60

Liquidity Provider or of JetBlue with respect to its ability to replace any
Primary Liquidity Facility or with respect to its payment obligations under any
Operative Agreement or (B) is made pursuant to the last sentence of this Section
9.1(a), then such supplement, amendment or modification shall not be effective without the additional written consent of JetBlue. Notwithstanding the foregoing, without the consent of each Certificateholder, each Liquidity
Provider and each Policy Provider, no supplement, amendment or modification of this Agreement may (i) reduce the percentage of the interest in any Trust evidenced by the Certificates issued by such Trust necessary to consent to modify or amend any provision of this Agreement or to waive compliance therewith or (ii) except as provided in this Section 9.1(a), modify Section 2.4 or 3.2 hereof, relating to the distribution of monies received by the Subordination
Agent hereunder from the Equipment Notes or pursuant to the Liquidity Facilities or any Policy. Nothing contained in this Section shall require the consent of a
Trustee at any time following the payment of Final Distributions with respect to the related Class of Certificates. If a Replacement Primary Liquidity Facility
for any Primary Liquidity Facility in accordance with Section 3.5(e) hereof is to be comprised of more than one instrument as contemplated by the definition of the term "Replacement Primary Liquidity Facility", then each of the parties hereto agrees to amend this Agreement to incorporate appropriate mechanics for multiple Primary Liquidity Facilities for an individual Trust. If a Replacement
Above-Cap Liquidity Facility for any Above-Cap Liquidity Facility in accordance with Section 3.5(c)(iv) hereof is to be comprised of more than one instrument as contemplated by the definition of the term "Replacement Above-Cap Liquidity
Facility", then each of the parties hereto agrees to amend this Agreement to incorporate appropriate mechanics for multiple Above-Cap Liquidity Facilities for an individual Trust.

            (b)     In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for the giving of any notice or for its consent to any amendment, supplement, modification, approval, consent or waiver under such Equipment Note, the Indenture, the applicable Note Purchase
Agreement or other related document, (i) if no Indenture Default shall have occurred and be continuing, the Subordination Agent shall request directions with respect to each Series of Equipment Notes from the Trustee of the Trust which holds such Series of Equipment Notes and shall vote or consent in accordance with the directions of such Trustee except that if at the time there is a Leading Policy Provider, the Subordination Agent shall request directions from the Leading Policy Provider rather than the Senior Trustee with respect to such Senior Equipment Notes, and (ii) if any Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination
Agent will exercise its voting rights as directed by the Controlling Party, subject to Sections 4.1 and 4.4 hereof; provided that no such amendment, modification or waiver shall, without the consent of each Liquidity Provider, each Policy Provider and each affected Certificateholder, (x) reduce the amount of principal or interest payable by JetBlue, or change the time of payment or method of calculation of any amount, under any Equipment Note, (y) modify any of the provisions of Section 5.01, 5.02(c), 5.02(d), 6.02, 10.01, or of Article II
or III of the Indenture, the definitions of "Break Amount", "Default", "Event of
Default", "Interest Period", "Majority in Interest of Note Holders", "Note
Holder", "Premium" or "Special Default" or the percentage of Note Holders required to take or approve any action under the Indenture or (z) reduce, modify or amend any indemnities in favor of the Mortgagee or the Note Holders (except that the Mortgagee may consent to any waiver or reduction of an indemnity payable to it) or permit the creation of any Lien on the Collateral or any part thereof (other than Permitted Liens (as defined in the

                                       61

Indenture)) or deprive any Note Holder of the benefit of the Lien of the
Indenture on the Collateral, except in connection with the exercise of remedies.
In addition, the Subordination Agent shall not consent to any amendment or modification of (i) the definitions of "Maximum Available Commitment" or
"Liquidity Event of Default" under any Primary Liquidity Facility or (ii) the definition of "LIBOR" or Section 6(b) of the Reference Agency Agreement, in each case, without the prior written consent of the applicable Above-Cap Liquidity
Provider (in the case of clause (i) above) or each Above-Cap Liquidity Provider
(in the case of clause (ii) above).

            SECTION 9.2. Subordination Agent Protected. If, in the reasonable opinion of the institution acting as the Subordination Agent hereunder, any document required to be executed pursuant to the terms of Section 9.1 affects any right, duty, immunity or indemnity with respect to it under this Agreement or any Liquidity Facility or Policy, the Subordination Agent may in its
discretion decline to execute such document.

            SECTION 9.3. Effect of Supplemental Agreements. Upon the execution of any amendment, consent or supplement hereto pursuant to the provisions hereof, this Agreement shall be and be deemed to be and shall be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Agreement of the parties hereto and beneficiaries hereof shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental agreement shall be and be deemed to be and shall be part of the terms and conditions of this Agreement for any and all purposes. In executing or accepting any supplemental agreement permitted by this Article IX, the Subordination Agent shall be entitled to receive, and shall be fully protected in relying upon, an opinion of counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement.

            SECTION 9.4. Notice to Rating Agencies. Promptly upon receipt of any amendment, consent, modification, supplement, waiver or direction by the
Controlling Party contemplated by this Article IX and prior to taking any action required to be taken thereunder, the Subordination Agent shall send a copy thereof to each Rating Agency.

            Upon the reasonable request of any Rating Agency in writing, the
Subordination Agent and the Trustees shall provide to such Rating Agency such information available to the Subordination Agent and the Trustees as may be
relevant to maintaining such Rating Agency's rating on the Certificates. During the continuance of a Triggering Event or an Indenture Default resulting from a
Payment Default, the Subordination Agent and Trustees shall permit each Rating
Agency, upon reasonable notice and on a periodic basis, to be provided copies of documents in the possession of the Subordination Agent and Trustees in their respective capacities as such reasonably related to the transactions contemplated by the Operative Agreements and, on a reasonable periodic basis, to meet or confer with officers and employees of the Subordination Agent and
Trustees in their respective capacities as such to discuss such transactions, so long as such actions are reasonably related to maintaining such Rating Agency's rating on the Certificates.

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                                    ARTICLE X

                             ADDITIONAL CERTIFICATES

            SECTION 10.1 General. (a) Each party hereto (including without limitation each Additional Liquidity Provider and Additional Policy Provider and
each other Person becoming a party hereto subsequent to the date hereof pursuant to a joinder agreement or otherwise) hereby agrees, and each Certificateholder by its acceptance of its Certificate(s) shall be deemed to have agreed to the provisions of this Article X.

            (b) JetBlue may, from time to time pursuant to Section 11.02 of the
Indenture, issue Additional Equipment Notes (as defined in the Indenture)
secured by the Collateral. Each issuance of Additional Equipment Notes will be funded through the issuance and sale of pass through certificates issued by separate pass through trusts ("Additional Certificates"), which will evidence fractional undivided ownership interests in the Additional Equipment Notes acquired and held by the applicable Trust. Each party hereto (including those becoming parties by way of joinder agreement as contemplated under Section 10.2 below) agrees and consents to the provisions of Section 11.02 of the Indenture and to the issuance of Additional Equipment Notes and Additional Certificates,
subject to the satisfaction of the conditions set forth Section 10.2 below, none of which may be waived without the consent of all parties to this Agreement immediately prior to the issuance of any such Additional Certificates.

            (c) The Additional Equipment Notes may be issued in one or more offerings, in each case in either (i) one Series having the same priority of payment as the Series G-1 Equipment Notes ("Senior Additional Equipment Notes")
or (ii) two Series consisting of a Series of Senior Additional Equipment Notes and another Series having the same priority of payment as the Class B-1
Equipment Notes ("Junior Additional Equipment Notes").

            (d) Additional Certificates may be either (i) of a Class of
Additional Certificates ("Senior Additional Certificates") evidencing fractional undivided ownership interests in a Series of Senior Additional Equipment Notes or (ii) of a Class of Senior Additional Certificates and a Class of Additional
Certificates ("Junior Additional Certificates") evidencing fractional undivided ownership interests in a Series of Junior Additional Equipment Notes.

            (e) Senior Additional Certificates may, but need not, have the benefit of financial guarantee insurance ("Additional Policy") provided by an insurance company (the "Additional Policy Provider") which may , but need not, be the same as, or different from, other Policy Providers in respect of other
Class of Senior Certificates.

            (f) Senior Additional Certificates shall, and Junior Additional
Certificates may (but need not), have the benefit of primary liquidity facilities ("Additional Primary Liquidity Facilities"). Senior Additional
Certificates or Junior Additional Certificates (that have the benefit of a
Primary Liquidity Facility and accrue interest at a floating rate) may have the benefit of above-cap liquidity facilities ("Additional Above-Cap Liquidity
Facilities" and, together with the Additional Primary Liquidity Facilities, the
"Additional Liquidity Facilities"). Additional Liquidity Facilities may be
provided by financial institutions (the "Additional Above-Cap Liquidity
Providers", the "Additional Primary Liquidity Providers" and, collectively, the

                                       63

"Additional Liquidity Providers") which may be the same as, or different from, any other Liquidity Provider in respect of any other Class of Certificates.

            SECTION 10.2 Conditions. The conditions for the issuance of
Additional Certificates are as follows:

            (i) the execution and delivery of the applicable Trust Agreements
      (in all material respects, apart from economic terms similar to the
      Initial Trust Agreements) pursuant to which such Additional Certificates are to be issued;

            (ii) the Trustee under the applicable Trust Agreement(s) shall be the Trustee under all the other Trust Agreements;

            (iii) the applicable Additional Policy (if any) and/or Additional
      Liquidity Facilities (if any) shall be in all material respects, apart from economic terms similar to the Initial Policy, the Initial Primary
      Liquidity Facility and the Initial Above-Cap Liquidity Facility, as the
      case may be;

            (iv) (a) the execution and delivery of a Note Purchase Agreement (in all material respects, apart from economic terms similar to the Initial
      Note Purchase Agreement pertaining to the applicable Additional Notes and satisfaction of all conditions specified therein;

            (v) the execution and delivery by the Trustee (in its capacity as
      Trustee under the Trust Agreements for such Additional Certificates) and each Additional Policy Provider and Additional Liquidity Provider of a
      joinder agreement, in form and substance satisfactory to the Subordination
      Agent, agreeing to become subject to this Intercreditor Agreement, the
      Collateral Maintenance Agreement and the Reference Agency Agreement;

            (vi) issuance of Additional Equipment Note(s) to be acquired and held by the applicable Trustee for such Additional Certificates pursuant to the Indenture in compliance with all conditions thereto specified in
      Section 11.03 of the Indenture, and delivery of such Additional Equipment
      Note(s) to such Trustee on behalf of the applicable Trust(s));

            (vii) confirmation from each Rating Agency that the issuance of the applicable Additional Equipment Notes and Additional Certificates will not result in the reduction or withdrawal of the then current ratings on each
      Class of outstanding Certificates (without regard to the applicable Policy in the case of any Insured Senior Certificates); and receipt from each
      Rating Agency of ratings with respect to the Additional Certificates; and

            (viii) the prior written consent of the Initial Policy Provider: (I)
      if the Additional Certificates are Junior Certificates and (a) such Junior
      Additional Certificates are to have the benefit of a Liquidity Facility or
      (b) if, after giving effect to such issuance, the aggregate outstanding principal amount of all Junior Equipment Notes would at any time equal or exceed the aggregate outstanding principal amount of all Senior Equipment
      Notes, in each case on the basis of scheduled payments of principal; or
      (II) if the

                                       64

      Additional Certificates are Senior Certificates and either (x) the Capped
      Interest Rate (or, in the event such Additional Certificates bear interest at a fixed rate of interest, such fixed rate of interest) in respect thereof exceeds the Capped Interest Rate in respect of the Class G-1
      Certificates or (y) if after giving effect to such issuance, the aggregate outstanding Pool Balance of all Senior Additional Certificates of all
      Classes would be equal to or exceed the aggregate outstanding Pool Balance of the Class G-1 Certificates.

                                   ARTICLE XI

                                  MISCELLANEOUS

            SECTION 11.1. Termination of Intercreditor Agreement. Following
payment of Final Distributions with respect to each Class of Certificates and the payment in full of all Liquidity Obligations to the Primary Liquidity
Providers and all Policy Provider Amounts to the Policy Providers and provided that there shall then be no other amounts due to the Certificateholders, the
Trustees, the Primary Liquidity Providers, the Policy Providers and the
Subordination Agent hereunder or under the Trust Agreements, and that the commitment of the (i) Primary Liquidity Providers under each Primary Liquidity
Facility and (ii) Policy Providers under each Policy shall have expired or been terminated, this Agreement and the trusts created hereby shall terminate and this Agreement shall be of no further force or effect. Except as aforesaid or otherwise provided, this Agreement and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

            SECTION 11.2. Intercreditor Agreement for Benefit of Trustees,
Liquidity Providers, the Policy Provider and Subordination Agent. Subject to the
second sentence of Section 10.6 and the provisions of Sections 4.4 and 9.1, nothing in this Agreement, whether express or implied, shall be construed to give to any Person other than the Trustees, the Liquidity Providers, the Policy
Providers and the Subordination Agent any legal or equitable right, remedy or claim under or in respect of this Agreement.

            SECTION 11.3. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this
Agreement to be made, given, furnished or filed shall be in writing, mailed by certified mail, postage prepaid, or by confirmed telecopy and

            (i)   if to the Subordination Agent, addressed to it at its office at:

                  Wilmington Trust Company
                  One Rodney Square
                  1100 N. Market Street
                  Wilmington, DE 19890-1605
                  Attention: Corporate Trust Administration
                  Telecopy: (302) 636-4140
                  Telephone: (302) 636-6000

                                       65

            (ii)  if to any Trustee, addressed to it at its office at:

                  Wilmington Trust Company
                  One Rodney Square
                  1100 N. Market Street
                  Wilmington, DE 19890-1605
                  Attention: Corporate Trust Administration
                  Telecopy: (302) 636-4140
                  Telephone: (302) 636-6000

            (iii) if to any Primary Liquidity Provider, addressed to it as specified for notices to it under its applicable Primary Liquidity
      Facility

            (iv)  if to the Above-Cap Liquidity Provider, addressed to it as specified for notices to it under its applicable Above-Cap Liquidity
      Facility

            (v)   if to any Policy Provider, addressed to it as specified for notices to it under its applicable Policy Provider Agreement.

Whenever any notice in writing is required to be given by any Trustee, Liquidity
Provider, Policy Provider or by the Subordination Agent to any of the other of them, such notice shall be deemed given and such requirement satisfied when such notice is received. A copy of any notice given by any Trustee, Liquidity
Provider or the Subordination Agent shall be given to each Policy Provider;
provided that the failure to do so shall not impair the validity of any such notice or any Policy Provider's obligations hereunder and under its respective
Policy or Policies. Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other parties to this Agreement.

            SECTION 11.4. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            SECTION 11.5. No Oral Modifications or Continuing Waivers. No terms or provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party or other Person against whom enforcement of the change, waiver, discharge or termination is sought and any other party or other Person whose consent is required pursuant to this Agreement and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

            SECTION 11.6. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the successors and assigns of each, all as herein provided.
In addition, the JetBlue Provisions shall inure to the benefit of JetBlue and its successors and assigns, and (without limitation of the foregoing) JetBlue is hereby constituted, and agreed to be, an express third party beneficiary of the
JetBlue Provisions.

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            SECTION 11.7. Headings. The headings of the various Articles and
Sections herein and in the table of contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

            SECTION 11.8. Counterpart Form. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same agreement.

            SECTION 11.9. Subordination. (a) As between the Liquidity Providers and the Policy Providers, on the one hand, and the Trustees and the
Certificateholders, on the other hand, and as among the Trustees and the related
Certificateholders, this Agreement shall be a subordination agreement for purposes of Section 510 of the United States Bankruptcy Code, as amended from time to time.

            (b)     Notwithstanding the provisions of this Agreement, if prior to the payment in full to the (i) Primary Liquidity Providers of all Liquidity
Obligations then due and payable and (ii) Policy Providers of all Policy
Provider Amounts then due and payable, any party hereto shall have received any payment or distribution in respect of Equipment Notes or any other amount under the Indenture or other Operative Agreements which, had the subordination provisions of this Agreement been properly applied to such payment, distribution or other amount, would not have been distributed to such Person, then such payment, distribution or other amount shall be received and held in trust by such Person and paid over or delivered to the Subordination Agent for application as provided herein.

            (c)     If any Trustee, Primary Liquidity Provider, Policy Provider
or the Subordination Agent receives any payment in respect of any obligations owing hereunder (or, in the case of any Primary Liquidity Provider or Policy
Provider, in respect of the applicable Liquidity Obligations or Policy Provider
Amounts, as the case may be), which is subsequently invalidated, declared preferential, set aside and/or required to be repaid to a trustee, receiver or other party, then, to the extent of such payment, such obligations (or, in the case of any Primary Liquidity Provider or Policy Provider, such applicable
Liquidity Obligations or Policy Provider Amounts, as the case may be) intended to be satisfied shall be revived and continue in full force and effect as if such payment had not been received.

            (d)     The Trustees (on behalf of themselves and the holders of
Certificates), the Primary Liquidity Providers, the Policy Providers and the
Subordination Agent confirm that the payment priorities specified in Section 3.2 shall apply in all circumstances, notwithstanding the fact that the obligations owed to the Trustees and the holders of Certificates are secured by certain assets and the Liquidity Obligations and Policy Provider Amounts may not be so
secured. The Trustees expressly agree (on behalf of themselves and the holders of Certificates) not to assert priority over the holders of Liquidity
Obligations or Policy Provider Amounts (except as specifically set forth in
Section 3.2) due to their status as secured creditors in any bankruptcy, insolvency or other legal proceeding.

            (e)     Each of the Trustees (on behalf of themselves and the
holders of Certificates), the Primary Liquidity Providers, the Policy Providers
and the Subordination Agent may take any of the following actions without impairing its rights under this Agreement:

                                       67

            (i)     obtain a Lien on any property to secure any amounts owing to it hereunder, including, in the case of the Primary Liquidity Providers and the Policy Providers, the applicable Liquidity Obligations or Policy
      Provider Amounts, as the case may be,

            (ii)    obtain the primary or secondary obligation of any other
      obligor with respect to any amounts owing to it hereunder, including, in the case of any Primary Liquidity Provider and Policy Provider, any of the
      applicable Liquidity Obligations or Policy Provider Obligations, as the
      case may be,

            (iii)   renew, extend, increase, alter or exchange any amounts owing to it hereunder, including, in the case of any Primary Liquidity Provider and Policy Provider, any of the applicable Liquidity Obligations or Policy
      Provider Obligations, as the case may be, or release or compromise any obligation of any obligor with respect thereto,

            (iv)    refrain from exercising any right or remedy, or delay in
      exercising such right or remedy, which it may have, or

            (v)     take any other action which might discharge a subordinated party or a surety under applicable law;

provided, however, that the taking of any such actions by any of the Trustees, the Primary Liquidity Providers, the Policy Providers or the Subordination Agent
shall not prejudice the rights or adversely affect the obligations of any other party under this Agreement.

            SECTION 11.10. Governing Law. THIS AGREEMENT SHALL IN ALL RESPECTS
BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW
YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

            SECTION 11.11. Submission to Jurisdiction; Waiver of Jury Trial.

            (a)     Each of the parties hereto hereby irrevocably and
      unconditionally:

            (i)     submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Operative Agreement, or for recognition and enforcement of any judgment in respect hereof or thereof, to the nonexclusive general jurisdiction of the courts of the
      State of New York, the courts of the United States of America for the
      Southern District of New York, and the appellate courts from any thereof;

            (ii)    consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (iii)   agrees that service of process in any such action or
      proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to each party hereto at its address set forth in

                                       68

      Section 10.3 hereof, or at such other address of which the other parties shall have been notified pursuant thereto; and

            (iv)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

            (b)     EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS
RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR
ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE
SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED,
INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY
CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE PARTIES
WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL,
AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING
CONSULTATION WITH SUCH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, AND CANNOT BE
MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY
SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

                                       69

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written, and acknowledge that this Agreement has been made and delivered in the City of New York, and this Agreement has become effective only upon such execution and delivery.

                                        WILMINGTON TRUST COMPANY,
                                        not in its individual capacity but
                                        solely as Trustee for each of the Trusts

                                        By______________________________________
                                        Name:
                                        Title:

                                        LANDESBANK HESSEN THUERINGEN
                                        GIROZENTRALE, New York Branch
                                          as Initial Primary Liquidity Provider

                                        By______________________________________
                                        Name:
                                        Title:

                                        By______________________________________
                                        Name:
                                        Title:

                                        MORGAN STANLEY CAPITAL SERVICES, INC.
                                        as Initial Above-Cap Liquidity Provider

                                        By______________________________________
                                        Name:
                                        Title:

                                        MBIA Insurance Corporation, as Initial
                                        Policy Provider

                                        By______________________________________
                                        Name:
                                        Title:

                                        WILMINGTON TRUST COMPANY,
                                        not in its individual capacity except as
                                        expressly set forth herein but solely as
                                        Subordination Agent and trustee

                                        By______________________________________
                                        Name:
                                        Title:

                                 Schedule 2.2(b)

Upon the funding of any Above-Cap Account or Above-Cap Collateral Account or the
maturity or redemption of any investment of funds in any such account (such funds, the "Funds"), the applicable Above-Cap Liquidity Provider shall send a notice to the Subordination Agent containing a list of Eligible Investments (the
"Specified Investments") which shall contain at least 10 investments in open market commercial paper of corporations incorporated under the laws of the
United States of America or any state thereof.

Following receipt of such notice, the Subordination Agent shall use its best efforts to invest or reinvest the Funds in any Specified Investment. If no
Specified Investment is then available, the Subordination Agent shall invest or reinvest the Funds in any other Eligible Investment selected by the
Subordination Agent.

Following such investment or reinvestment of the Funds by the Subordination
Agent in any Specified Investment or other Eligible Investment, the
Subordination Agent shall deliver a written statement to the applicable
Above-Cap Liquidity Provider setting forth for each such Specified Investment or
Eligible Investment the CUSIP number or other similar number for such obligation
(or, if such obligation does not have such a number, (i) the name of the issuer,
(ii) its maturity date, (iii) its yield or rate of return and (iv) its rating, if rated by any nationally recognized rating agency).